EXHIBIT 4.1
Execution Version

COREWEAVE, INC.

THE GUARANTOR PARTIES HERETO

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of December 11, 2025
1.75% Convertible Senior Notes due 2031

TABLE OF CONTENTS

Page

Section 1.01    Definitions    1
Section 1.02    References to Interest    15
ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes
Section 2.01    Designation and Amount    16
Section 2.02    Form of Notes    16
Section 2.03    Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.    17
Section 2.04    Execution, Authentication and Delivery of Notes    18
Section 2.05    Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.    19
Section 2.06    Removal of Transfer Restrictions    25
Section 2.07    Mutilated, Destroyed, Lost or Stolen Notes    26
Section 2.08    Temporary Notes    27
Section 2.09    Cancellation of Notes Paid, Converted, Etc    27
Section 2.10    CUSIP Numbers    27
Section 2.11    Additional Notes; Repurchases    28
ARTICLE 3
Satisfaction and Discharge
Section 3.01    Satisfaction and Discharge    28
ARTICLE 4
Particular Covenants of the Company
Section 4.01    Payment of Principal and Interest    29
Section 4.02    Maintenance of Office or Agency    29
Section 4.03    Appointments to Fill Vacancies in Trustee’s Office    30
Section 4.04    Provisions as to Paying Agent.    30
Section 4.05    Existence    31
Section 4.06    Rule 144A Information Requirement and Annual Reports; Additional Interest.    31
Section 4.07    Stay, Extension and Usury Laws    34
Section 4.08    Compliance Certificate; Statements as to Defaults    34
Section 4.09    Further Instruments and Acts    34
i

ARTICLE 5
Lists of Holders and Reports by the Company and the Trustee
Section 5.01    Lists of Holders    35
Section 5.02    Preservation and Disclosure of Lists    35
ARTICLE 6
Defaults and Remedies
Section 6.01    Events of Default    35
Section 6.02    Acceleration; Rescission and Annulment    37
Section 6.03    Additional Interest.    38
Section 6.04    Payments of Notes on Default; Suit Therefor    39
Section 6.05    Application of Monies or Property Collected by Trustee    41
Section 6.06    Proceedings by Holders    41
Section 6.07    Proceedings by Trustee    42
Section 6.08    Remedies Cumulative and Continuing    42
Section 6.09    Direction of Proceedings and Waiver of Defaults by Majority of Holders    43
Section 6.10    Notice of Defaults    43
Section 6.11    Undertaking to Pay Costs    44
ARTICLE 7
Concerning the Trustee
Section 7.01    Duties and Responsibilities of Trustee    44
Section 7.02    Reliance on Documents, Opinions, Etc    46
Section 7.03    No Responsibility for Recitals, Etc    48
Section 7.04    Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes    48
Section 7.05    Monies and Shares of Common Stock to Be Held in Trust    48
Section 7.06    Compensation and Expenses of Trustee    49
Section 7.07    Officer’s Certificate as Evidence    49
Section 7.08    Eligibility of Trustee    50
Section 7.09    Resignation or Removal of Trustee.    50
Section 7.10    Acceptance by Successor Trustee    51
Section 7.11    Succession by Merger, Etc    52
Section 7.12    Trustee’s Application for Instructions from the Company    52
ARTICLE 8
Concerning the Holders
Section 8.01    Action by Holders    52
Section 8.02    Proof of Execution by Holders    53
Section 8.03    Who Are Deemed Absolute Owners    53
Section 8.04    Company-Owned Notes Disregarded    53

Section 8.05    Revocation of Consents; Future Holders Bound    54
ARTICLE 9
Holders’ Meetings
Section 9.01    Purpose of Meetings    54
Section 9.02    Call of Meetings by Trustee    55
Section 9.03    Call of Meetings by Company or Holders    55
Section 9.04    Qualifications for Voting    55
Section 9.05    Regulations    55
Section 9.06    Voting    56
Section 9.07    No Delay of Rights by Meeting    56
ARTICLE 10
Supplemental Indentures
Section 10.01    Supplemental Indentures Without Consent of Holders    56
Section 10.02    Supplemental Indentures with Consent of Holders    58
Section 10.03    Effect of Supplemental Indentures    59
Section 10.04    Notation on Notes    59
Section 10.05    Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee    60
ARTICLE 11
Consolidation, Merger, Sale, Conveyance and Lease
Section 11.01    Company May Consolidate, Etc. on Certain Terms    60
Section 11.02    Successor Entity to Be Substituted    60
Section 11.03    Opinion of Counsel to Be Given to Trustee    61
ARTICLE 12
Immunity of Incorporators, Stockholders, Officers and Directors
Section 12.01    Indenture and Notes Solely Corporate Obligations    61
ARTICLE 13
Conversion of Notes
Section 13.01    Conversion Privilege.    62
Section 13.02    Conversion Procedure; Settlement Upon Conversion.    65
Section 13.03    Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or a Redemption Notice.    70
Section 13.04    Adjustment of Conversion Rate    73
Section 13.05    Adjustments of Prices    83
Section 13.06    Shares to Be Fully Paid, Etc    83

Section 13.07    Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.    83
Section 13.08    Responsibility of Trustee    85
Section 13.09    Stockholder Rights Plans    86
Section 13.10    Exchange in Lieu of Conversion    86
ARTICLE 14
Repurchase of Notes at Option of Holders
Section 14.01    Repurchase at Option of Holders Upon a Fundamental Change.    87
Section 14.02    Withdrawal of Fundamental Change Repurchase Notice    90
Section 14.03    Deposit of Fundamental Change Repurchase Price.    90
Section 14.04    Covenant to Comply with Applicable Laws Upon Repurchase of Notes    91
ARTICLE 15
Optional Redemption
Section 15.01    Optional Redemption    92
Section 15.02    Notice of Optional Redemption; Selection of Notes.    92
Section 15.03    Payment of Notes Called for Redemption.    94
Section 15.04    Restrictions on Redemption    94
ARTICLE 16
Miscellaneous Provisions
Section 16.01    Provisions Binding on Company’s Successors    95
Section 16.02    Official Acts by Successor Entity    95
Section 16.03    Addresses for Notices, Etc    95
Section 16.04    Governing Law; Jurisdiction    96
Section 16.05    Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee    96
Section 16.06    Legal Holidays    97
Section 16.07    No Security Interest Created    97
Section 16.08    Benefits of Indenture    97
Section 16.09    Table of Contents, Headings, Etc    97
Section 16.10    Authenticating Agent    97
Section 16.11    Execution in Counterparts    98
Section 16.12    Severability    99
Section 16.13    Waiver of Jury Trial    99
Section 16.14    Force Majeure    99
Section 16.15    Calculations    99
Section 16.16    Applicable Law    99
Section 16.17    Tax Matters    100

ARTICLE 17
Guarantees
Section 17.01    Guarantees    100
Section 17.02    Limitation on Guarantor Liability    101
Section 17.03    Execution and Delivery of Guarantee    101
Section 17.04    When Guarantors May Merge, Etc    102
Section 17.05    Future Guarantors    103
Section 17.06    Application of Certain Provisions to the Guarantors    103
Section 17.07    Discharge of Guarantees and Release of Guarantors    103

EXHIBIT
Exhibit A    Form of Note    A-1

Exhibit B    Form of Supplemental Indenture to be Delivered by Future Guarantors    B-1

v

INDENTURE dated as of December 11, 2025 among COREWEAVE, INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), the Guarantors (as defined in Section 1.01) from time to time party hereto, as guarantors hereunder, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).
W I T N E S S E T H:
WHEREAS the Company has duly authorized the issuance of its 1.75% Convertible Senior Notes due 2031 (the “Notes”), initially in an aggregate principal amount not to exceed $2,587,500,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;
WHEREAS the Guarantors have duly authorized the execution and delivery of this Indenture and the Guarantees hereunder; and
WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company and each Guarantor covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
Definitions
Section 1.01    Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The terms defined in this Article include the plural as well as the singular.
“2030 Notes” means the Company’s 9.250% senior notes due 2030.
“2031 Notes” means the Company’s 9.000% senior notes due 2031.
“2031 Notes Indenture” means that certain indenture, dated as of July 25, 2025, among the Company, the guarantors party thereto and U.S Bank Trust Company, National Association.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.
“Additional Shares” shall have the meaning specified in Section 13.03(a).
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Applicable Law” shall have the meaning specified in Section 16.16.
“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 13.01(b)(i). The Company shall initially act as the Bid Solicitation Agent, although the Company may, from time to time, change the Bid Solicitation Agent.
“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it with respect to the relevant matter.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary or another Officer of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Combination Event” shall have the meaning specified in Section 11.01.
“Business Day” means any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York, except that, solely for purposes of Section 16.06 of this Indenture, a day on which the applicable place of payment is authorized or required by law, regulation or executive order to close or be closed shall be deemed not to be a “Business Day.”
“Capital Markets Indebtedness” means any capital markets indebtedness of the Company that is (i) a debt security initially issued in a transaction made in reliance on Rule 144A or outside the United States pursuant to Regulation S of the Securities Act or (ii) a debt security that is sold or subject to resale pursuant to a registration statement under the Securities Act.
“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
“Cash Settlement” shall have the meaning specified in Section 13.02(a).

“Class B Common Stock” means the Class B common stock of the Company, par value $0.000005 per share, at the date of this Indenture.
“Class C Common Stock” means the Class C common stock of the Company, par value $0.000005 per share, at the date of this Indenture.
“Clause A Distribution” shall have the meaning specified in Section 13.04(c).
“Clause B Distribution” shall have the meaning specified in Section 13.04(c).
“Clause C Distribution” shall have the meaning specified in Section 13.04(c).
The term “close of business” means 5:00 p.m., New York City time.
“Closing Price” means, with respect to the Common Stock or any other security for which a Closing Price is to be determined, on any date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported for composite transactions by the Nasdaq Global Select Market or, if the Common Stock or such other security, as the case may be, is not then listed on the Nasdaq Global Select Market, as reported for composite transactions by the principal United States national or regional securities exchange on which the Common Stock or such other security is traded. The Closing Price will be determined without reference to after-hours or extended market trading. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the “Closing Price” shall be the last quoted bid price for the Common Stock or such other security in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock or such other security is not so quoted, the “Closing Price” shall be the average of the mid-point of the last bid and asked prices for the Common Stock or such other security on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose. Any such determination shall be conclusive absent manifest error.
“Combination Settlement” shall have the meaning specified in Section 13.02(a).
“Commission” means the U.S. Securities and Exchange Commission.
“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Common Stock” means the Class A common stock of the Company, par value $0.000005 per share, at the date of this Indenture, subject to Section 13.07.
“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by at least one Officer of the Company and delivered to the Trustee.
“Conversion Agent” shall have the meaning specified in Section 4.02.
“Conversion Consideration” shall have the meaning specified in Section 13.10.
“Conversion Date” shall have the meaning specified in Section 13.02(c).
“Conversion Obligation” shall have the meaning specified in Section 13.01(a).
“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.
“Conversion Rate” shall have the meaning specified in Section 13.01(a). Whenever the Conversion Rate as of a particular date is referred to herein without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the close of business on such date.
“Conversion Reference Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to September 1, 2031, the 25 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Redemption Notice pursuant to Section 15.02 and on or prior to the second Business Day immediately preceding the relevant Redemption Date, the 25 consecutive VWAP Trading Days beginning on, and including, the 26th Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Conversion Date occurs on or after September 1, 2031, the 25 consecutive VWAP Trading Days beginning on, and including, the 26th Scheduled Trading Day immediately preceding the Maturity Date.
“Corporate Event” shall have the meaning specified in Section 13.01(b)(iii).
“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 1 Federal St., 3rd Floor, Boston, MA 02110 (Attention: CoreWeave Convertible Notes Administrator), or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).
“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.
“Daily Conversion Value” means, for each of the 25 consecutive VWAP Trading Days during the Conversion Reference Period, four percent (4%) of the product of (a) the Conversion Rate on such VWAP Trading Day and (b) the Daily VWAP for such VWAP Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 25.
“Daily Settlement Amount,” for each of the 25 consecutive VWAP Trading Days during the Conversion Reference Period, shall consist of:
(a)    cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such VWAP Trading Day; and
(b)    if such Daily Conversion Value on such VWAP Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between such Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day.
“Daily VWAP” means, for each of the 25 consecutive VWAP Trading Days during the relevant Conversion Reference Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CRWV <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“De-Legending Deadline Date” means, with respect to any Note, the 15th day after the Free Trade Date of such Note; provided, however, that if such 15th day is after a Regular Record Date and on or before the next Interest Payment Date, then the De-Legending Deadline Date for such Note will instead be the fifth (5th) Business Day immediately after such Interest Payment Date.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Default Interest” shall have the meaning specified in Section 2.03(c).
“Default Settlement Method” means, initially, Physical Settlement; provided, however, that the Company may, from time to time, change the Default Settlement Method by sending notice of the new Default Settlement Method to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) prior to September 1, 2031 as provided in the final paragraph of Section 13.02(a)(iii).
“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“delivered” with respect to any notice to be delivered, given or mailed to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures of the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register, in each case in accordance with Section 16.03. Notice so “delivered” shall be deemed to include any notice to be “mailed” or “given,” as applicable, under this Indenture.
“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
“Designated Financial Institution” shall have the meaning specified in Section 13.10.
“Distributed Property” shall have the meaning specified in Section 13.04(c).
“Effective Date” shall have the meaning specified in Section 13.03(c), except that, as used in Section 13.04 and Section 13.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
“Event of Default” shall have the meaning specified in Section 6.01.
“Ex-Dividend Date” means the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock, regular way on the relevant exchange or in the relevant market for the Common Stock, to its buyer (in the form of due bills or otherwise). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number shall not be considered “regular way” for purposes of this definition.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, (and any successor statute) and the rules and regulations promulgated thereunder.
“Exchange Election” shall have the meaning specified in Section 13.10.
“Exempted Fundamental Change” means a Fundamental Change that satisfies each of the conditions set forth in Section 14.01(f) and with respect to which the Company validly invokes the provisions of such Section 14.01(f).
“Existing Senior Notes” means the 2030 Notes and the 2031 Notes, as the same may be (i) amended, extended, renewed, restated, supplemented or otherwise modified from time to time or (ii) refinanced in the form of new Capital Markets Indebtedness.

“Existing SPV” has the meaning set forth in the 2031 Notes Indenture as such definition is in effect as of December 8, 2025.
“Expiration Date” shall have the meaning specified in Section 13.04(e).
“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.
“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.
“Form of Note” means the “Form of Note” attached hereto as Exhibit A.
“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.
“Free Trade Date” means, with respect to any Note, the date that is one year after the Last Original Issuance Date of such Note.
“Freely Tradable” means, with respect to any Note, that such Note would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that, during the six-month period beginning on, and including, the date that is six months after the Last Original Issuance Date of such Note, any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time); provided, however, that from and after the Free Trade Date of such Note, such Note will not be “Freely Tradable” unless such Note (x) is not identified by a “restricted” CUSIP or ISIN number; and (y) is not represented by any certificate that bears the Restricted Note Legend. For the avoidance of doubt, whether a Note is deemed to be identified by a “restricted” CUSIP or ISIN number or to bear the Restricted Note Legend is subject to Section 2.06.
“Fundamental Change” shall be deemed to have occurred if any of the following occurs:
(a)    except in connection with a transaction described in clause (b) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock;

(b)    the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (i) or (ii) in which the holders of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of the voting power of all classes of Common Equity of the continuing or surviving corporation or transferee, or the parent thereof, immediately after such transaction, with such holders’ proportional voting power immediately after such transaction being in substantially the same proportions as their respective voting power before such transaction, shall not be a Fundamental Change;
(c)    the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
(d)    the Common Stock ceases to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors);
provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock or other corporate Common Equity interests that are listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and such transaction or transactions constitute a Share Exchange Event whose Reference Property is such consideration.
Solely for the purposes of this definition (but, for the avoidance of doubt, not for the “Make-Whole Fundamental Change” definition), any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso).
“Fundamental Change Company Notice” shall have the meaning specified in Section 14.01(c).
“Fundamental Change Repurchase” means any repurchase of Notes pursuant to Article 14.

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 14.01(a).
“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 14.01(b)(i).
“Fundamental Change Repurchase Price” shall have the meaning specified in Section 14.01(a).
“Future SPV” has the meaning set forth in the 2031 Notes Indenture as such definition is in effect as of December 8, 2025.
“Global Note” shall have the meaning specified in Section 2.05(b).
“Guarantee” means the guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes pursuant to Article 17.
“Guaranteed Obligations” shall have the meaning specified in Section 17.01(a).
“Guarantor” means each Subsidiary of the Company that is listed as a Guarantor on the signature pages hereof, each other Person that becomes a Guarantor by executing an amended or supplemental indenture pursuant to Sections 10.01(a), 10.01(b), 17.03 and 17.05 and, subject to Section 17.05, the successors and assigns of the foregoing, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Guarantor Business Combination Event” shall have the meaning specified in Section 17.04(a).
“Holder,” as applied to any Note, means any Person in whose name at the time a particular Note is registered on the Note Register.
“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
“Initial Purchasers” means the several initial purchasers named in Schedule 1 to the Purchase Agreement.
“Interest Payment Date” means each June 1 and December 1 of each year, beginning on June 1, 2026 (or such other date as may be specified in the certificate representing the applicable Note).
“Last Original Issuance Date” means (a) with respect to any Notes issued pursuant to the Purchase Agreement, and any Notes issued in exchange therefor or in substitution thereof, the date of this Indenture; and (b) with respect to any Notes issued pursuant to Section 2.11, and any Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such

Notes to purchase additional Notes; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.
“Last Reported Sale Price” of the Common Stock (or any other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.
“LTM EBITDA” has the meaning set forth in, and calculated in accordance with, the 2031 Notes Indenture as in effect on December 8, 2025.
“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).
“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Maturity Date” means December 1, 2031.
“Measurement Period” shall have the meaning specified in Section 13.01(b)(i).
“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.
“Note Register” shall have the meaning specified in Section 2.05(a).
“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 13.02(b).
“Notice of Default” shall have the meaning specified in Section 6.01(g).
“Offering Memorandum” means the preliminary offering memorandum dated December 8, 2025, as supplemented by the related pricing term sheet dated December 8, 2025, relating to the offering and sale of the Notes.
“Officer” means, with respect to the Company or any Guarantor, the Chief Executive Officer, President, Chief Development Officer, Chief Financial Officer, General Counsel, Corporate Secretary, Treasurer, Assistant Treasurer, Assistant Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity.
“Officer’s Certificate,” when used with respect to the Company, means a certificate signed by an Officer and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.
The term “open of business” means 9:00 a.m., New York City time.
“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section 16.05.
“Optional Redemption” shall have the meaning specified in Section 15.01.
“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
(a)    Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
(b)    Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);
(c)    Notes that have been paid pursuant to Section 2.07 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of the second paragraph of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;
(d)    Notes converted pursuant to Article 13 and required to be cancelled pursuant to Section 2.09; and
(e)    Notes redeemed pursuant to Article 15.
“Partial Redemption Limitation” shall have the meaning specified in Section 15.02(d).
“Paying Agent” shall have the meaning specified in Section 4.02.
“Permitted Tax Restructuring” has the meaning set forth in the 2031 Notes Indenture as such definition is in effect as of December 8, 2025.
“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples thereof.
“Physical Settlement” shall have the meaning specified in Section 13.02(a).
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
“Purchase Agreement” means that certain Purchase Agreement, dated as of December 8, 2025, among the Company, the Guarantors initially party to this Indenture and Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as representatives of the several Initial Purchasers.
“Qualified Successor Entity” means, with respect to a Business Combination Event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity will also constitute a Qualified Successor Entity with respect to such Business Combination Event if either (i) such Business Combination Event is an Exempted Fundamental Change; or (ii) both of the following conditions are satisfied: (1) either (x) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, Wholly Owned Subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) (A) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event will not be treated as an exchange under Section 1001 of the Internal Revenue Code of 1986, as amended, for Holders or beneficial owners of the Notes and (B) if such limited liability company, limited partnership or other similar entity is treated as a disregarded entity, its regarded parent is treated as a “United States person” under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended; and (2) such Business Combination Event constitutes a Share Exchange Event whose Reference Property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate Common Equity interests of an entity that is (x) treated as a corporation for U.S. federal income tax purposes; (y) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and (z) a direct or indirect parent of the limited liability company, limited partnership or similar entity.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).
“Redemption Cash Settlement Election” shall have the meaning specified in Section 15.01.
“Redemption Date” shall have the meaning specified in Section 15.02(a).
“Redemption Notice” shall have the meaning specified in Section 15.02(a).
“Redemption Price” means, for any Notes to be redeemed pursuant to Section 15.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest on such Notes, if any, to, but excluding, the related Redemption Date (unless such Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the full amount of any accrued and unpaid interest due on the Interest Payment Date will be paid by the Company on or, at the Company’s election, before such Interest Payment Date, to Holders of record of such Notes as of the close of business on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes to be redeemed).
“Reference Property” shall have the meaning specified in Section 13.07(a).
“Reference Property Unit” shall have the meaning specified in Section 13.07(a).
“Regular Record Date,” with respect to any Interest Payment Date, means the May 15 or November 15 (whether or not such day is a Business Day) immediately preceding the applicable June 1 or December 1 Interest Payment Date, respectively.
“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who shall, in each case, have direct responsibility for the administration of this Indenture.
“Restricted Note Legend” shall have the meaning specified in Section 2.05(c).
“Restricted Securities” shall have the meaning specified in Section 2.05(c).
“Rule 144” means Rule 144 as promulgated under the Securities Act.
“Rule 144A” means Rule 144A as promulgated under the Securities Act.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not so listed or admitted for trading on any such exchange, “Scheduled Trading Day” means a Business Day.
“Securities Act” means the Securities Act of 1933, as amended, (and any successor statute) and the rules and regulations promulgated thereunder.
“Settlement Amount” shall have the meaning specified in Section 13.02(a)(iv).
“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.
“Settlement Notice” shall have the meaning specified in Section 13.02(a)(iii).
“Share Exchange Event” shall have the meaning specified in Section 13.07(a).
“Significant Subsidiary” means a Subsidiary of the Company (excluding any Existing SPV or Future SPV) that would constitute a “significant subsidiary” within the meaning of Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act as in effect on the date of this Indenture; provided, however, that if a Subsidiary meets the criteria of clause (1)(iii) of the definition of “significant subsidiary” in Rule 1-02(w) of Regulation S-X but not clause (1)(i) or (1)(ii) thereof, then such Subsidiary will be deemed not to be a Significant Subsidiary of that Person unless such Subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds $200 million.
“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion (excluding cash in lieu of any fractional share)

as specified in the Settlement Notice related to any converted Notes or as otherwise deemed to have been elected.
“Spin-Off” shall have the meaning specified in Section 13.04(c).
“Stated Interest” shall have the meaning specified in Section 2.03(a).
“Stock Price” shall have the meaning specified in Section 13.03(c).
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
“Successor Entity” shall have the meaning specified in Section 11.01(a).
“Successor Guarantor Entity” shall have the meaning specified in Section 17.04(a)(i).
“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq Global Select Market or, if the Common Stock (or such other security) is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Closing Price for the Common Stock (or such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.
“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the Notes obtained by the Bid Solicitation Agent for $5,000,000 aggregate principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided that (i) if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used and (ii) if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used; provided further that if the Bid Solicitation Agent cannot reasonably obtain any such bids, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Closing Price of the Common Stock and the applicable Conversion Rate.
“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 13.04(c).
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“Valuation Period” shall have the meaning specified in Section 13.04(c).
“VWAP Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on the Nasdaq Global Select Market or, if the Common Stock is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “VWAP Trading Day” means a Business Day.
“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%.”
Section 1.02     References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Default Interest and Additional Interest if, in such context, Default Interest and/or Additional Interest is, was or would be payable pursuant to any of Section 2.03(c), Section 4.06(d), Section 4.06(e) or Section 6.03. Unless the context otherwise requires, any express mention of Default Interest, Additional Interest and/or interest thereon in any provision hereof shall not be construed as excluding Default Interest, Additional Interest and/or interest thereon in those provisions hereof where such express mention is not made.
ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes
Section 2.01    Designation and Amount. The Notes shall be designated as the “1.75% Convertible Senior Notes due 2031.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $2,587,500,000, subject to Section 2.11 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.
Section 2.02    Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.
Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.
Section 2.03    Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.
(a)    The Notes shall be issuable in fully registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication. Each Note will accrue interest at a rate per annum equal to 1.75% (the “Stated Interest”), plus any Default Interest or Additional Interest that may accrue pursuant to Section 2.03(c) or Section 4.06(d), Section 4.06(e) and Section 6.03, respectively. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months (and for partial months, on the basis of the number of days actually elapsed in a 30-day month) and shall accrue from the first original issue date or from the most recent date to which interest is paid or duly provided for.
(b)    The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the continental United States of America, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Note Registrar (containing the requisite information for the Paying Agent to make such wire transfer) not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States if such Holder has provided the Company, the Trustee or the Paying Agent (if other than the Trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
(c)    Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest (“Default Interest”) per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such Default Interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:
(i)    The Company may elect to make payment of any Defaulted Amounts and accrued and unpaid Default Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts and Default Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts and Default Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts and such Default Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts and such Default

Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts and such Default Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and such Default Interest and the special record date therefor to be sent to each Holder not less than 10 days prior to such special record date; provided that the Trustee has received such notice at least three Business Days prior to the date such notice is to be sent (or such shorter period as shall be acceptable to the Trustee). Notice of the proposed payment of such Defaulted Amounts and such Default Interest and the special record date therefor having been so delivered, such Defaulted Amounts and such Default Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c). The Trustee shall have no responsibility whatsoever for the calculation of the Defaulted Amounts or Default Interest.
(ii)    The Company may make payment of any Defaulted Amounts and accrued and unpaid Default Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
(d)    If the first date on which any Additional Interest begins to accrue on any Global Note is on or after the fifth (5th) Business Day before a Regular Record Date and before the next Interest Payment Date, then, notwithstanding anything to the contrary in this Indenture or the Notes, the amount thereof accruing in respect of the period from, and including, such first date to, but excluding, such Interest Payment Date will not be payable on such Interest Payment Date but will instead be deemed to accrue (without duplication) entirely on such Interest Payment Date (and, for the avoidance of doubt, no interest will accrue as a result of the related delay).
Section 2.04    Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, electronic or facsimile signature of an Officer.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder; provided that the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel of the Company with respect to the issuance, authentication and delivery of Notes.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.
Section 2.05    Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.
(a)    The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.
Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Note Registrar and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.
No service charge shall be imposed by the Company, the Guarantors, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.
None of the Company, the Guarantors, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 14 or (iii) any Notes selected for redemption in accordance with Article 15, except the unredeemed portion of any Note being redeemed in part.
All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
(b)    So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
(c)    Subject to Section 2.06, every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
Subject to Section 2.06, until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Last Original Issuance Date of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend (the “Restricted Note Legend”) in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee):
THIS SECURITY AND THE CLASS A COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2)    AGREES FOR THE BENEFIT OF COREWEAVE, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM, OR ANY TRANSACTIONS NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
The Notes issued pursuant to the Purchase Agreement will initially be issued with a restricted CUSIP number.
Without limiting the generality of Section 2.06, any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any shares of Common Stock issuable upon conversion of the Notes has been declared effective under the Securities Act.
Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as Custodian.
If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days, (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s applicable procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note or (iv) the Company and a beneficial owner of a Note agree, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate, Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii) or (iv), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.
Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) or (iv) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.
At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
None of the Company, the Guarantors, the Trustee, the Paying Agent, the Conversion Agent, the Note Registrar or any agent of the Company or the Guarantors shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary with respect to Global Notes.
Except as expressly provided herein, the rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and beneficial owners.
(d)    Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2)    AGREES FOR THE BENEFIT OF COREWEAVE, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)    PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S CLASS A COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM, OR ANY TRANSACTIONS NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred (or issued upon conversion of a Note that has been transferred) pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold (or issued upon conversion of a Note that has been sold) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).
(e)    Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by the Company or any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from, or a transaction that is not subject to, the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144).
(f)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.06    Removal of Transfer Restrictions. Without limiting the generality of any other provision of this Indenture (including Section 4.06(d) and Section 4.06(e)), the Restricted Note Legend affixed to any Note will be deemed, pursuant to this Section 2.06 and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Trustee of notice, signed on behalf of the Company by one of its Officers, to such effect (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Restricted Note Legend to be deemed to be removed from such Note). If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.06 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (a) the Company shall effect such exchange or procedure as soon as reasonably practicable; and (b) for purposes of Section 4.06(e), such Global Note shall not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.
Section 2.07    Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its receipt of written request in the form of a Company Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Guarantors, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or for redemption or is about to be converted in accordance with Article 13 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, redemption, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, redemption, payment, conversion or repurchase of negotiable instruments or other securities without their surrender.
Section 2.08    Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company in the form of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.
Section 2.09    Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase upon a Fundamental Change, redemption, registration of transfer or exchange or conversion, if surrendered to the Company or any of its agents or Subsidiaries, to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee for cancellation shall be canceled promptly by it in accordance with its customary procedures, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.
Section 2.10    CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the “CUSIP” numbers as they appear on any Note, notice or elsewhere; provided further that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
Section 2.11    Additional Notes; Repurchases. The Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price, the date from which interest will accrue and, if applicable, restrictions on transfer in respect of such additional Notes, including the date by which any Restricted Note Legend must be removed) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes or securities law purposes, such additional Notes will have one or more separate CUSIP numbers or have no CUSIP number. For the avoidance of doubt, notwithstanding any other provision of this Indenture to the contrary, for purposes of Section 4.06(d) and Section 4.06(e), in the event additional Notes are issued pursuant to this Section 2.11, references to the “Last Original Issuance Date” of the Notes with respect to such additional Notes shall refer only to such additional Notes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 16.05, as the Trustee shall reasonably request. In addition, the Company or the Guarantors may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company, the Guarantors or any of their respective Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the consent of or notice to the Holders of the Notes. The Company may, at its option and to the extent permitted by applicable law, reissue, resell or surrender to the Trustee for cancellation any Notes that it may repurchase, in the case of a reissuance or resale, so long as such Notes do not constitute “restricted securities” (as defined under Rule 144) upon such reissuance or resale; provided that if any such reissued or resold Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such reissued or resold Notes will have one or more separate CUSIP numbers or have no CUSIP number. Any Notes that the Company may repurchase will be considered outstanding for all purposes under this Indenture (other than, at any time when such

Notes are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof, as set forth in Section 8.04) unless and until such time as the Company surrenders them to the Trustee for cancellation and, upon receipt of a Company Order, the Trustee will cancel all Notes so surrendered.
ARTICLE 3
Satisfaction and Discharge
Section 3.01    Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the obligations of the Guarantors with respect to the Notes and the Guarantees, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.07) have been delivered to the Note Registrar for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or cash and/or shares of Common Stock or, if applicable, other Reference Property (in respect of conversions) sufficient in the opinion of a nationally recognized bank, appraisal firm or firm of independent public accountants to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; provided that such counsel may rely, as to matters of fact, on a certificate or certificates of the Company’s Officers. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.
ARTICLE 4
Particular Covenants of the Company
Section 4.01    Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price or Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.
Section 4.02    Maintenance of Office or Agency. The Company will maintain in the continental United States an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the continental United States.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the continental United States where Notes may be surrendered for registration of transfer or exchange or for presentation for payment, redemption or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made, provided that the Corporate Trust Office shall not be a place for service of legal process on the Company.
Section 4.03    Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.
Section 4.04    Provisions as to Paying Agent.
(a)    If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
(i)    that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;
(ii)    that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and
(iii)    that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
(b)    If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.
(c)    Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts. Upon the occurrence of any event specified in Section 6.01(i) or Section 6.01(j), the Trustee shall automatically become the Paying Agent.
(d)    Subject to applicable escheatment laws, any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that each of the Trustee and Paying Agent shall withhold paying such money or securities back to the Company until, at the Company’s expense, they publish (in no event later than five days after the Company requests repayment) in a newspaper of general circulation in The City of New York, or mail or send to each registered Holder, a notice stating that such money or securities shall be paid back to the Company if unclaimed after a date no less than 30 days from the date of such publication or notification.
Section 4.05    Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06    Rule 144A Information Requirement and Annual Reports; Additional Interest.
(a)    At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act (assuming such securities have not been owned by an Affiliate of the Company), upon written request, promptly provide to the Trustee and, upon written request, any Holder or beneficial owner of such Notes or any shares of Common Stock issuable upon conversion of such Notes and any securities analyst or prospective investors in such Notes or such shares of Common Stock, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(b)    The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any annual or quarterly reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor rule)). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or such successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made.
The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether the Company files, or indicates in the related Form 12b-25 (or any successor form thereto) that the Company expects to or will file, such report before the expiration of such maximum period.
(c)    Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall have no liability or responsibility for the filing, timeliness, or content of such reports. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the Commission or posted to any website or participate in any conference calls.
(d)    If, at any time during the six-month period beginning on, and including, the date that is six months after the Last Original Issuance Date of any Note, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or such Note is not otherwise Freely Tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on such Note. The “grace periods” referred to in the preceding sentence with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether the Company files, or indicates in the related Form 12b-25 (or any successor form thereto) that the Company expects to or will file, such report before the expiration of such maximum period. Except as described below, Additional Interest shall accrue on such Note at the rate of 0.50% per annum of the principal amount of such Note outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or such Note is not otherwise Freely Tradable by Holders other than the Company’s Affiliates (or Holders that have been the Company’s Affiliates at any time during the three months preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. For purposes of this Section 4.06(d) (and, for the avoidance of doubt, not for purposes of Section 4.06(e)), the existence of a customary legend on any certificate representing the Notes referring to transfer restrictions under the Securities Act (including the Restricted Note Legend) will not be deemed to cause the Notes not to be “Freely Tradable” as provided above. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act do not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.
(e)    If, and for so long as, the Restricted Note Legend has not been removed (including pursuant to Section 2.06), any Note is assigned a restricted CUSIP or any Note is not otherwise Freely Tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the De-Legending Deadline Date for such Note, the Company shall pay Additional Interest on such Note at a rate equal to 0.50% per annum of the principal amount of such Note outstanding until the Restricted Note Legend has been removed in accordance with Section 2.05(c) or Section 2.06, such Note is assigned an unrestricted CUSIP and such Note is Freely Tradable by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes; provided, however, that no Additional Interest will accrue or be owed pursuant to this Section 4.06(e) until the fifth (5th) Business Day following written notification to the Company by any Holder or beneficial owner of the Notes requesting that the Company complies with its obligations described in this Section 4.06(e) (which notice may be given at any time after the three hundred thirtieth (330th) day after the Last Original Issuance Date of the Notes or any additional Notes, as the case may be), it being understood and agreed that in no event shall Additional Interest accrue or be owed pursuant to this Section 4.06(e) for any period prior to the De-Legending Deadline Date.
(f)    Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes; provided that if a failure to file pursuant to Section 4.06(d) giving rise to the Company’s obligation to pay Additional Interest initially occurs on or after the close of business on a Regular Record Date and prior to the open of business on the corresponding Interest Payment Date, the Additional Interest that accrues during such period will be due on the Interest Payment Date next succeeding such corresponding Interest Payment Date, and no interest shall accrue in respect of such delay. The Company will send notice to the Holder of each Note of the commencement and termination of any period in which Additional Interest accrues on such Note.
(g)    For the avoidance of doubt, the failure to pay any Additional Interest on an Interest Payment Date will not constitute a Default or an Event of Default under this Indenture or the Notes if such Additional Interest has not accrued in accordance with Section 4.06(d) or Section 4.06(e). Otherwise, such a failure to pay will be subject to Section 6.01(b).
(h)    In no event shall any Additional Interest that may accrue pursuant to Section 4.06(d) or Section 4.06(e), together with any interest that may accrue in the event the Company elects to pay Additional Interest in respect of an Event of Default relating to its failure to comply with its obligations as set forth under Section 6.03, accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.
(i)    If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.
(j)    Notwithstanding anything to the contrary in this Section 4.06, the Company shall not be required to pay Additional Interest pursuant to Section 4.06(d) or Section 4.06(e) (i) on any date on which (w) the Company shall have filed a shelf registration statement for the resale of the Notes and any shares of Common Stock issuable upon conversion of the Notes, (x) such shelf registration statement is effective and usable by Holders identified therein as selling security holders for the resale of the Notes and any shares of Common Stock issued upon conversion of the Notes, (y) the Holders may register the resale of their Notes under such shelf registration statement on terms customary for the resale of convertible securities offered in reliance on Rule 144A and (z) the Notes and/or shares of Common Stock sold pursuant to such shelf registration statement become Freely Tradable as a result of such sale or (ii) once the Company shall have complied with the requirements set forth in clause (i) above for a period of one year.
Section 4.07    Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 4.08    Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2026) an Officer’s Certificate stating whether the signers thereof have knowledge of any Event of Default that occurred during the previous year and, if so, specifying each such Event of Default and the nature thereof.
In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company obtains knowledge of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided, however, that the Company will not be required to provide such Officer’s Certificate at any time after such Event of Default or Default is cured or waived.
Section 4.09    Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
ARTICLE 5
Lists of Holders and Reports by the Company and the Trustee
Section 5.01     Lists of Holders. At any time the Trustee is not acting as Note Registrar, the Company shall furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each May 15 and November 15 in each year beginning with May 15, 2026, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished.
Section 5.02    Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.
ARTICLE 6
Defaults and Remedies
Section 6.01    Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:
(a)    default in the payment of principal of any Note when due on the stated Maturity Date, upon Optional Redemption, upon Fundamental Change Repurchase or otherwise;

(b)    default in the payment of any interest on any Note when due and payable, and such default continues for a period of 30 days past the applicable due date;
(c)    failure by the Company to give (i) a Fundamental Change Company Notice in accordance with Section 14.01(c) or notice of a Make-Whole Fundamental Change in accordance with Section 13.03(b), in either case when due and such failure continues for five (5) Business Days, or (ii) notice of a specified corporate event in accordance with Section 13.01(b)(ii) or 13.01(b)(iii) when due and such failure continues for three (3) Business Days;
(d)    a default in the Company’s or any Guarantor’s obligations under Article 11 or Section 17.04, as applicable;
(e)    following the exercise by the Holder of the right to convert a Note in accordance with Article 13 hereof, failure by the Company to deliver the applicable Conversion Obligation when due and such failure continues for a period of five (5) Business Days or more;
(f)    default by the Company in its obligation to repurchase any Note, or any portion thereof, surrendered for repurchase pursuant to and in accordance with Article 14;
(g)    failure by the Company or any Guarantor to perform or observe any of the Company’s or such Guarantor’s other covenant or agreement in the Notes or this Indenture and such failure continues for 60 days after receipt by the Company of written notice from the Trustee to the Company or from the Holders of at least 30% in principal amount of the Notes then outstanding to the Trustee and the Company (such written notice with respect to any default, a “Notice of Default”);
(h)    failure to pay when due at its stated final maturity (which failure continues after any applicable grace or notice period), or a default that results in the acceleration of any indebtedness for borrowed money of the Company or any Significant Subsidiary of the Company (or any group of Subsidiaries that taken together (as of the Company’s latest audited consolidated financial statements) would constitute a Significant Subsidiary of the Company) (other than indebtedness owed to the Company, any Guarantor or any of the Company’s Significant Subsidiaries) in an aggregate amount of the greater of (x) $200 million (or its foreign currency equivalent) and (y) 5% of LTM EBITDA or more, unless the acceleration is rescinded, stayed or annulled, or such failure to pay or default is cured or waived or such indebtedness is paid or discharged, in each case, within 30 days after receipt by the Company of a Notice of Default;
(i)    commencement by the Company or any Guarantor that is a Significant Subsidiary (or any group of Guarantors that taken together (as of the Company’s latest audited consolidated financial statements) would constitute a Significant Subsidiary of the Company) of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Guarantor that is a Significant Subsidiary (or any such group of Guarantors) or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Guarantor that is a Significant Subsidiary (or any such group of Guarantors) or any substantial part of its property, or consent, by the Company or any Guarantor that is a Significant Subsidiary (or any such group of Guarantors), to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making, by the Company or any Guarantor that is a Significant Subsidiary (or any such group of Guarantors), of a general assignment for the benefit of creditors, or failure, by the Company or any Guarantor that is a Significant Subsidiary (or any such group of Guarantors), generally to pay its debts as they become due;
(j)    commencement of an involuntary case or other proceeding against the Company or any Guarantor that is a Significant Subsidiary (or any group of Guarantors that taken together (as of the Company’s latest audited consolidated financial statements) would constitute a Significant Subsidiary of the Company) seeking liquidation, reorganization or other relief with respect to the Company or any such Guarantor that is a Significant Subsidiary (or any such group of Guarantors) or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Guarantor that is a Significant Subsidiary (or any such group of Guarantors) or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days; or
(k)    except as expressly permitted by this Indenture, any Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Guarantee.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
Section 6.02    Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing, then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company and not, for the avoidance of doubt, solely any Subsidiary of the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes then outstanding to be immediately due and payable, and upon any such declaration the same shall become and shall automatically be immediately due and payable. For the avoidance of doubt, if such Event of Default is not continuing at the time such notice is provided (that is, such Event of Default has been cured (including, for the avoidance of doubt, after any cure or grace period specified in the relevant Event of Default) or waived as of such time), then such notice will not be effective to cause such amounts to become due and payable immediately. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive (including by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the Notes) all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase or redeem any Notes when required, (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iv) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected.
For the avoidance of doubt, and without limiting the manner in which any Default can be cured, (a) a Default consisting of a failure to send a notice in accordance with this Indenture will be cured upon the sending of such notice; (b) any failure by the Company to provide any notice (other than a notice referred to in Section 6.01(c)) shall be subject to Section 6.01(g) (including the 60-day cure period contained therein; (c) a Default in making any payment on (or delivering any other consideration in respect of) any Note will be cured upon the delivery, in accordance with this Indenture, of such payment (or other consideration) together, if applicable, with Default Interest thereon; and (d) a Default that is or, after notice, passage of time or both, would be a Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) will be cured upon the filing of the relevant report(s) giving rise to such Default (it being understood that any report filed with the Commission through the EDGAR system (or any successor thereto) will be deemed to be filed with the Trustee at the time such report is so filed via the EDGAR system (or such successor)). In addition, for the avoidance of doubt, if a Default that is not an Event of Default is cured or waived before such Default would have constituted an Event of Default, then no Event of Default will result from such Default, and if an Event of

Default is cured (including, for the avoidance of doubt, after any cure or grace period specified for the relevant Event of Default) or waived before any related notice of acceleration is delivered, such Event of Default shall be deemed cured and the Notes shall not be subject to acceleration on account of such Default.
Section 6.03    Additional Interest.
(a)    Notwithstanding anything in this Indenture or in the Notes to the contrary (but subject to Section 6.03(b)), to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day on which such Event of Default is continuing during the first 180 days after the occurrence of such Event of Default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such Event of Default. Additional Interest payable pursuant to this Section 6.03 shall be payable in the same manner as Additional Interest payable pursuant to Section 4.06(d) and Section 4.06(e). On the 365th day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 365th day), such Additional Interest shall cease to accrue and the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than in respect of the Company’s failure to comply with its obligations as set forth in Section 4.06(b). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.
In order to elect to pay Additional Interest as the sole remedy during the first 365 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify, in writing, all Holders of the Notes of such election prior to the beginning of such 365-day period, and will notify, in writing, the Trustee and the Paying Agent (if other than the Trustee) of the same. Upon the failure to timely give such notice to Holders, the Notes shall be immediately subject to acceleration as provided in Section 6.02.
(b)    Section 6.03(a) shall cease to be applicable (other than the requirement to pay any Additional Interest theretofore accrued pursuant to such Section) in the event and as of the date that the facts giving rise to the Event of Default under Section 4.06(b) shall also give rise to a default under, and result in the acceleration of, other indebtedness for borrowed money as set forth in Section 6.01(h), in which case the Event of Default under Section 4.06(b) shall then be subject to the remedies otherwise applicable to Events of Default as provided in this Indenture (including acceleration pursuant to Section 6.02).
(c)    In no event shall any Additional Interest that may accrue in the event the Company elects to pay Additional Interest in respect of an Event of Default relating to its failure to comply with its obligations under Section 4.06(b) as set forth in this Section 6.03, together with any interest that may accrue pursuant to Section 4.06(d) or Section 4.06(e) accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.
Section 6.04    Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the

Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.
In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.
Section 6.05    Application of Monies or Property Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and, with respect to any Physical Notes, stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
First, to the payment of all amounts due the Trustee (including any other role or capacities in which the Trustee acts with respect to the Notes) under Section 7.06;
Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price, the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and
Fourth, to the payment of the remainder, if any, to the Company.
Section 6.06    Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:
(a)    such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;
(b)    Holders of at least 30% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;
(c)    such Holders have offered to the Trustee such security or indemnity satisfactory to it against any loss, liability or expense that may result from the Trustee following such request;
(d)    the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and
(e)    no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatsoever by virtue of or by availing of any provision of this

Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Notwithstanding any other provision of this Indenture and any provision of any Note or any Guarantee, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.
Section 6.07    Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
Section 6.08    Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.07, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders. The Trustee may maintain a proceeding even if it does not possess any Notes or does not produce any Notes in the proceeding.
Section 6.09    Direction of Proceedings and Waiver of Defaults by Majority of Holders. Subject to the Trustee’s right to receive security or indemnity from the relevant Holders as described herein, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this

Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is in conflict with any rule of law or with this Indenture or is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to the rights of any other Holder). The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 6.10    Notice of Defaults. The Trustee shall, (i) within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge or (ii) if such Default is not actually known by a Responsible Officer at such time, promptly (but in any event within thirty (30) days) after a Responsible Officer obtains actual knowledge, send to all Holders notice of all Defaults actually known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders. For the avoidance of doubt, the Trustee will not be required to deliver such notice at any time after such Default or Event of Default is cured or waived.
Section 6.11    Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 13.
ARTICLE 7
Concerning the Trustee
Section 7.01    Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred for which a Responsible Officer of the Trustee has actual knowledge or written notice, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has written notice or actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered and, if requested, provided to the Trustee indemnity or security satisfactory to it against any costs, liability, claim of or expense that might be incurred by it in compliance with such request or direction.
No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(a)    prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actually knowledge or written notice and after the curing or waiving of all Events of Default that may have occurred:
(i)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
(b)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved, as determined by a court of competent jurisdiction by a final and non-appealable judgment, that the Trustee was grossly negligent in ascertaining the pertinent facts;
(c)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
(d)    whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01 and Section 7.02;
(e)    the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;
(f)    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;
(g)    in the absence of specific written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses or other costs, fees or expenses incurred in connection therewith or for losses, fees, taxes or other charges incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such specific written investment direction from the Company (but it is understood and agreed that the Trustee or its Affiliates are permitted to receive additional compensation or fees (that could be deemed to be in the Trustee’s economic self-interest) associated with any investments hereunder);
(h)    in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7, including, without limitation, its right to be indemnified, shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or transfer agent;
(i)    any of the Trustee, its officers, directors, employees and affiliates may become the owner of, or acquire any interest in, any Notes with the same rights that they would have if the Trustee were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or Trustee for, any committee or body of holders of Notes or in connection with any other obligations of the Company as freely as if the Trustee were not appointed hereunder;
(j)    the Trustee shall have no duty to inquire, no duty to determine and no duty to monitor as to the performance of the Company’s covenants in this Indenture or the financial performance of the Company; the Trustee shall be entitled to assume, until it has received written notice in accordance with this Indenture, that the Company is properly performing its duties hereunder;
(k)    the Trustee shall be under no obligation to enforce any of the provisions of this Indenture unless it is instructed by Holders of at least 30% of the aggregate principal amount of outstanding Notes determined as provided in Section 8.04 and is provided with security and/or indemnity satisfactory to it; and
(l)    the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it against any costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
Section 7.02    Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:
(a)    the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document, whether sent by letter, email, facsimile or other electronic communication, believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, even if it contains errors or is later deemed not authentic;
(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
(c)    the Trustee may consult with counsel and other professional advisors of its own choosing and require an Opinion of Counsel (at the expense of the Company) and any advice of such counsel or other professional advisors or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel, and the Trustee shall not be responsible for the content of any Opinion of Counsel in connection with this Indenture, whether delivered to it or on its behalf;
(d)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
(e)    the Trustee shall not be bound to make any investigation as to the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Indenture;
(f)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;
(g)    the permissive rights of the Trustee enumerated herein shall not be construed as duties;
(h)    the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;
(i)    the Holders shall not have the right to compel disclosure of information made available to the Trustee in connection with this Indenture, unless otherwise required by applicable law or the express terms of this Indenture;
(j)    the Trustee shall have the right to participate in defense of any claim against it, even if defense is assumed by an indemnifying party;
(k)    the Trustee shall have no duty to make any documents available to the Holders unless otherwise required by applicable law or the express terms of this Indenture, provided that the Trustee shall provide a copy of this Indenture to a Holder upon proof that such Person is a Holder;
(l)    the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(m)    with respect to payments due with respect to the Notes, the Trustee (in its capacity as Trustee or as Paying Agent) shall only be obligated to pay amounts which it has actually received;
(n)    neither the Trustee nor any agent thereof shall have any responsibility or liability for any actions taken or not taken by the Depositary; and
(o)    the Trustee shall be entitled to take any action or to refuse to take any action which the Trustee regards as necessary for the Trustee to comply with any applicable law.
In no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default or any other fact, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, from the Company or any Holder of the Notes, and such notice references the Notes and this Indenture.
Section 7.03    No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, the Offering Memorandum or other transaction documents. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in the Offering Memorandum or other disclosure material prepared or distributed with respect to the issuance of the Notes.
Section 7.04    Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, Bid Solicitation Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar, and nothing herein shall obligate any of them to account for any profits earned from any business or transactional relationship.
Section 7.05    Monies and Shares of Common Stock to Be Held in Trust. All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder and will not be deemed an investment manager. The Trustee shall not be obligated to take possession of any Common Stock, whether upon conversion or in connection with any discharge of this Indenture pursuant to Article 3 hereof, but shall satisfy its obligation as Conversion Agent by working through the stock transfer agent of the Company from time to time as directed by the Company.
Section 7.06    Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee, in each capacity under this Indenture, from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including (a) the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ and (b) stamp, issue, registration, documentary or other taxes and duties) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct, as determined by a final, non-appealable decision of a court of competent jurisdiction. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense (including attorneys’ fees and expenses and court costs) incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a court of competent jurisdiction by a final and non-appealable judgment, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability (including attorneys’ fees and expenses and court costs) in the premises or enforcing this Indenture (including this Section 7.06). The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall be promptly given unless such settlement is unreasonable. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.
Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
Section 7.07    Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
Section 7.08    Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.
Section 7.09    Resignation or Removal of Trustee.
(a)    The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders . Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee at the expense of the Company. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(b)    In case at any time any of the following shall occur:
(i)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(ii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If the Trustee is removed, but no successor trustee has been appointed and accepted such appointment, the removed Trustee may, upon the terms and conditions and otherwise as in Section 7.09(a) provided, petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee.
(c)    The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
(d)    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.
Section 7.10    Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.
No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.
Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company, shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.
Section 7.11    Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.
In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 7.12    Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date the Company has been deemed given notice thereof pursuant to Section 16.03 unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.
ARTICLE 8
Concerning the Holders
Section 8.01    Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.
Section 8.02    Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.
Section 8.03    Who Are Deemed Absolute Owners. The Company, the Guarantors, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price and any Fundamental Change Repurchase Price, if applicable) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.
Section 8.04    Company-Owned Notes Disregarded. Without limiting Section 2.11, in determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a

Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
Section 8.05    Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.
ARTICLE 9
Holders’ Meetings
Section 9.01    Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:
(a)    to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;
(b)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;
(c)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or
(d)    to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02    Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.
Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
Section 9.03    Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.
Section 9.04    Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
Section 9.05    Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.
Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
Section 9.06    Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
Any record so signed and verified shall be conclusive evidence of the matters therein stated.
Section 9.07    No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.
ARTICLE 10
Supplemental Indentures
Section 10.01    Supplemental Indentures Without Consent of Holders. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, one or more Guarantors (if applicable) and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
(a)    to add additional guarantees with respect to the Notes or to secure the Notes or the Guarantees;
(b)    to evidence the assumption by a Successor Entity of the obligations of the Company or Guarantor, as the case may be, under this Indenture pursuant to Article 11 or Section 17.04, as the case may be;

(c)    in connection with any Share Exchange Event, to provide that the notes are convertible into Reference Property, subject to the provisions of Section 13.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 13.07;
(d)    to irrevocably elect one Settlement Method or irrevocably eliminate one or more Settlement Methods or irrevocably elect a Specified Dollar Amount to be applicable to Combination Settlements; provided, however, that no such election or elimination shall affect any Settlement Method theretofore elected (or deemed to be elected) with respect to the conversion of any Note pursuant to the provisions of Article 13;
(e)    to surrender any right or power herein conferred upon the Company;
(f)    to add to the covenants or Events of Default of the Company for the benefit of the Holders;
(g)    evidence a successor to the Guarantors as Guarantors under this Indenture;
(h)    to cure any ambiguity or correct or supplement any defect or inconsistency in this Indenture, provided that such action shall not adversely affect the interests of the Holders of the Notes in any material respect;
(i)    to modify or amend the Indenture to permit the qualification of the Indenture or any indenture supplemental thereto under the Trust Indenture Act;
(j)    to establish the form of the Notes, if issued in definitive form;
(k)    to evidence the acceptance of the appointment under this Indenture of a successor Trustee, Note Registrar, Paying Agent, Bid Solicitation Agent or Conversion Agent, or to facilitate the administration of trusts under this Indenture by more than one trustee, in each case, in accordance with the terms of this Indenture;
(l)    to conform, as necessary, the provisions of this Indenture or the Notes to the “Description of Notes” section of the Offering Memorandum, as set forth in an Officer’s Certificate;
(m)    to provide for conversion rights of Holders of Notes if any reclassification or change of the Common Stock or any merger, consolidation or sale of all or substantially all of the Company’s assets occurs;
(n)    to change the Conversion Rate in accordance with this Indenture;
(o)    eliminate any Guarantee of the Notes in accordance with, and to the extent permitted by, the provisions of this Indenture; or
(p)    comply with the rules of any applicable Depositary, including The Depository Trust Company, so long as such amendment does not adversely affect the rights of any Holder in any material respect.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.
Section 10.02    Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, the Guarantors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes, the Guarantees or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:
(a)    reduce the principal amount of, or change the Maturity Date or an Interest Payment Date of, any Note;
(b)    reduce or alter the manner of calculating the interest rate or extend the stated time for payment of interest on any Note;
(c)    reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note, or change the time at which or circumstances under which any Note may or shall be repurchased or redeemed;
(d)    impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
(e)    change the currency of payment of the Notes or interest on any Note;
(f)    make any change that adversely affects the repurchase option of a Holder pursuant to Article 14 or the right of a Holder to convert any Note or reduce the consideration receivable upon conversion of any Note except as otherwise permitted by the Indenture;
(g)    change the Company’s obligation to maintain an office or agency as described in Section 4.02;
(h)    modify or amend the terms and conditions of the obligations of the Guarantors, as Guarantors of the Notes, in any manner that is adverse to the rights of the Holders, as such, other than (i) any elimination of a Guarantee in accordance with this Indenture; or (ii) to give effect to a Guarantor Business Combination Event in accordance with this Indenture;
(i)    modify any of the provisions of this Article 10, or reduce the percentage of the aggregate principal amount of outstanding Notes required to amend, modify or supplement the Indenture or the Notes or waive an Event of Default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or
(j)    reduce the percentage of Notes whose Holders must consent to an amendment.
Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture under Section 10.01 or under this Section 10.02 becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.
Section 10.03    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture and the Notes shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties, indemnities, privileges and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 10.04    Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
Section 10.05    Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 16.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto is permitted or authorized by this Indenture. The Trustee shall have no responsibility for determining whether any amendment or supplemental indenture will or may have an adverse effect on any Holder.
ARTICLE 11
Consolidation, Merger, Sale, Conveyance and Lease
Section 11.01    Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its assets to another Person (a “Business Combination Event”), unless:
(a)    the resulting, surviving or transferee Person is the Company or, if not the Company, is a Qualified Successor Entity (such Qualified Successor Entity, the “Successor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Entity (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee all of the obligations of the Company under the Notes and this Indenture; and
(b)    immediately after giving effect to such Business Combination Event, no Default or Event of Default shall have occurred and be continuing under this Indenture.
For purposes of this Section 11.01, the conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of one or more Subsidiaries of the Company to another Person, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of the Company to another Person.
Notwithstanding anything to the contrary, the provisions of this Article 11 shall not apply to any transfer of assets between or among the Company and any one or more of its Wholly Owned Subsidiaries. For the avoidance of doubt, in the case of any such transfer, the transferee shall not succeed to, and the Company shall not be discharged from, its obligations under the Notes or this Indenture.
Section 11.02    Successor Entity to Be Substituted. In case of any Business Combination Event and upon the assumption by the Successor Entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Entity (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such Business Combination Event (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.
In case of any such Business Combination Event, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
Section 11.03    Opinion of Counsel to Be Given to Trustee. No such Business Combination Event shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such Business Combination Event and any such assumption and, if a supplemental indenture is required in connection with such Business Combination Event, such supplemental indenture, complies with the provisions of this Article 11.
ARTICLE 12
Immunity of Incorporators, Stockholders, Officers and Directors
Section 12.01    Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture, the Guarantees or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary (other than a Guarantor), as such, past, present or future, of the Company or any Guarantor or of any successor entity, either directly or through the Company or any Guarantor or any successor entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture, the Guarantees and the issue of the Notes.
ARTICLE 13
Conversion of Notes
Section 13.01    Conversion Privilege.
(a)    Subject to and upon compliance with the provisions of this Article 13, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i)

subject to satisfaction of the conditions described in Section 13.01(b), at any time prior to the close of business on the Business Day immediately preceding September 1, 2031 under the circumstances and during the periods set forth in Section 13.01(b), and (ii) regardless of the conditions described in Section 13.01(b), on or after September 1, 2031 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 9.2764 shares of Common Stock (subject to adjustment as provided in this Article 13, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 13.02, the “Conversion Obligation”). The Trustee shall have no duty or obligation to make any determination as to whether any of the conditions described in 13.01(b) have been satisfied.
(b)    (i)    Prior to the close of business on the Business Day immediately preceding September 1, 2031, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. Unless the Company is acting as Bid Solicitation Agent, the Company shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if not the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless a Holder or Holders of at least $2,000,000 in aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate, at which time the Company shall (if the Company is acting as Bid Solicitation Agent) or the Company shall instruct the Bid Solicitation Agent (if the Company is not acting as Bid Solicitation Agent), in writing, to determine the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Price of the Common Stock and the Conversion Rate. If (x) the Company is not acting as Bid Solicitation Agent and the Company does not instruct the Bid Solicitation Agent in writing to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent in writing to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to determine the Trading Price per $1,000 principal amount of Notes when the Company is required to do so, then, in each case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate on each

Trading Day of such failure. In the event that the Company is not acting as Bid Solicitation Agent and the Bid Solicitation Agent is required to determine the Trading Price, but cannot, in its own determination, act in such capacity, the Bid Solicitation Agent shall notify the Company and the Company shall promptly appoint a substitute Bid Solicitation Agent. If the Trading Price condition set forth above has been met, the Company shall so notify in writing the Trustee and the Conversion Agent (if other than the Trustee) in accordance with Section 16.03 and shall so notify the Holders by issuing a press release, providing notice on the Company’s website or disclosing the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the Commission and, in respect of Global Notes, shall provide notice through the Depositary in accordance with the procedures thereof. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) as described in the preceding sentence. Neither the Trustee nor the Conversion Agent shall have any duty to determine or verify the Company’s determination of whether the Trading Price Condition has been met.
(ii)    If, prior to the close of business on the Business Day immediately preceding September 1, 2031, the Company elects to:
(A)    distribute to all holders of the Common Stock any rights or warrants (other than any issuance of rights, options or warrants issued under a shareholder rights plan that are (1) transferable with shares of the Common Stock, including upon conversion of a Note, and (2) not exercisable until the occurrence of a Trigger Event; provided that any such rights, options or warrants will be deemed distributed under this Section 13.01(b)(ii)(A) upon the separation of such rights, options or warrants from the Common Stock, or upon the occurrence of a Trigger Event) entitling them to purchase, for a period of not more than 45 calendar days after the Ex-Dividend Date for such distribution, shares of the Common Stock at a price per share that is less than the average of the Closing Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution; or
(B)    distribute to all holders of the Common Stock the Company’s assets (including cash), debt securities or rights or warrants to purchase securities of the Company, which distribution has a per share value, as determined by the Company in good faith, exceeding 10% of the Closing Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes and, in writing, the Trustee and the Conversion Agent (if other than the Trustee), at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Notwithstanding anything to the contrary in the preceding sentence, if the Company is then otherwise permitted to settle conversions by Physical

Settlement (and, for the avoidance of doubt, the Company has not elected another Settlement Method to apply, including pursuant to Section 13.02(a)(iii)), then the Company may instead elect to provide such notice at least 10 Scheduled Trading Days before such Ex-Dividend Date, in which case the Company shall be required to settle all conversions with a Conversion Date occurring on or after the date the Company provides such notice and on or before the Business Day immediately preceding the Ex-Dividend Date for such distribution (or any earlier announcement that such distribution will not take place) by Physical Settlement, and the Company shall describe the same in the notice. Notwithstanding anything to the contrary in this Indenture or the Notes, in the case of any separation of rights, options or warrants or the occurrence of a Trigger Event of the type described in Section 13.01(b)(ii)(A), the Company shall not be required to provide any related notice of convertibility pursuant to the preceding provisions before the Business Day after the first date on which the Company becomes aware that such separation or Trigger Event has occurred.
The Company shall notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) if the Notes become convertible pursuant to this Section 13.01(b)(ii) by, with respect to the Trustee and Conversion Agent, delivering written notice, and with respect to the Holders of the Notes, by issuing a press release, providing a notice on the Company’s website or disclosing the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the Commission and, in respect of Global Notes, shall provide notice through the Depositary in accordance with the procedures thereof. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution and (2) the Company’s announcement that such distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time; provided that no Holder of a Note shall have the right to convert if the Holder otherwise would participate in such distribution without conversion in respect of Notes held by such Holder as if such Holder held a number of shares of Common Stock equal to the Conversion Rate for each $1,000 principal amount of Notes it holds.
(iii)    If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding September 1, 2031, or if the Company is a party to a Share Exchange Event (other than a Share Exchange Event that is solely to change the jurisdiction of the Company’s organization and that does not constitute a Fundamental Change or a Make-Whole Fundamental Change) that occurs prior to the close of business on the Business Day immediately preceding September 1, 2031 (each such Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, a “Corporate Event”), in each case, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 14.01, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from the effective date of such Corporate Event until 35 Trading Days after such effective date or, if such Corporate Event constitutes a Fundamental Change (other than an Exempted Fundamental Change), until the related Fundamental Change Repurchase Date. The Company shall notify Holders, the Trustee, the Paying Agent (if other than the Trustee)

and the Conversion Agent (if other than the Trustee) in writing of any Corporate Event and the corresponding right to convert the Notes no later than the Business Day following the effective date of such Corporate Event. Such notice to the Holders shall be given by issuing a press release, providing a notice on the Company’s website or disclosing the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the Commission and, in respect of Global Notes, through the Depositary in accordance with the procedures thereof.
(iv)    Prior to the close of business on the Business Day immediately preceding September 1, 2031, a Holder may surrender all or any portion of its Notes for conversion at any time during any fiscal quarter commencing after the fiscal quarter ending on March 31, 2026 (and only during such fiscal quarter), if the Closing Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day.
(v)    If the Company calls any Notes for Optional Redemption pursuant to Article 15, then a Holder may surrender all or any portion of such Notes called for Optional Redemption (including, for the avoidance of doubt, any such Notes deemed called pursuant to the third paragraph of Section 15.02(d)) for conversion at any time prior to the close of business on the second Business Day immediately preceding the related Redemption Date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert any such Notes pursuant to this subsection (b)(v) shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of such Notes called (or deemed called) for Optional Redemption may convert all or any portion of such Notes until the Business Day immediately preceding the date on which the Redemption Price has been paid or duly provided for.
Section 13.02    Conversion Procedure; Settlement Upon Conversion.
(a)    Subject to this Section 13.02, Section 13.03(b) and Section 13.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 13.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 13.02 (“Combination Settlement”), at its election, as set forth in this Section 13.02.
(i)    All conversions for which the relevant Conversion Date occurs on or after the Company’s issuance of a Redemption Notice with respect to the Notes and on or prior to the second Business Day immediately preceding the related Redemption Date, all conversions for which the relevant Conversion Date occurs on or after September 1, 2031 and all conversions for which the Company has irrevocably elected to fix the Settlement

Method to Physical Settlement pursuant to Section 13.01(b)(ii) shall be settled using the same Settlement Method.
(ii)    Except for any conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and on or prior to the second Business Day immediately preceding the related Redemption Date, any conversions for which the relevant Conversion Date occurs on or after September 1, 2031 and any conversions for which the Company has irrevocably elected to fix the Settlement Method to Physical Settlement pursuant to Section 13.01(b)(ii), the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.
(iii)    If, in respect of any Conversion Date (or the period described in the third immediately succeeding set of parentheses, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company shall deliver such Settlement Notice to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the close of business on the first VWAP Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs (x) on or after the date of issuance of a Redemption Notice with respect to the Notes and on or before the second Business Day immediately preceding the related Redemption Date, in such Redemption Notice or (y) on or after September 1, 2031, no later than September 1, 2031). With respect to any conversion, if the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, then the Company shall be deemed to have elected the Default Settlement Method with respect to such conversion. If the Company chooses Combination Settlement, it will specify the applicable Specified Dollar Amount. However, if the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. For the avoidance of doubt, the Company’s failure to timely elect a Settlement Method or specify the applicable Specified Dollar Amount will not constitute a Default under this Indenture. Notwithstanding anything to the contrary herein, if the Company calls any Notes for redemption pursuant to Article 15 and the related Redemption Date is on or after September 1, 2031, then the Settlement Method that shall apply to all conversions with a Conversion Date that occurs on or after the date the Company sends the related Redemption Notice and on or before the second Business Day immediately preceding the such Redemption Date shall be set forth in such Redemption Notice and shall be the same Settlement Method that applies to all conversions with a Conversion Date that occurs on or after September 1, 2031.
The Company may, from time to time, change the Default Settlement Method prior to September 1, 2031 by sending notice of the new Default Settlement Method to the Holders (with a copy to the Trustee and the Conversion Agent); and the Company may, by notice to the Holders prior to September 1, 2031 (with a copy to the Trustee and the Conversion Agent), elect to irrevocably fix the Settlement Method or to irrevocably elect Combination Settlement and eliminate a Specified Dollar Amount or range of Specified Dollar Amounts, provided the Company is then otherwise permitted to elect the applicable Settlement Method(s). If the Company makes such an irrevocable election, then such election shall apply to all conversions of Notes with a Conversion Date that is on or after the date the Company sends such notice. In addition, if the Company irrevocably elects Combination Settlement and eliminates a Specified Dollar Amount or range of Specified Dollar Amounts, then the Company shall, if needed, simultaneously change the Default Settlement Method to Combination Settlement with a Specified Dollar Amount that is consistent with such irrevocable election. However, in all cases, no such irrevocable election or change of Default Settlement Method, as the case may be, will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Indenture. For the avoidance of doubt, any such irrevocable election, if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 10.01(d) (but the Company may nonetheless choose to execute such an amendment at its option). If the Company changes the Default Settlement Method, if the Company irrevocably fixes the Settlement Method or if the Company irrevocably elects Combination Settlement and eliminates a Specified Dollar Amount or range of Specified Dollar Amounts, in each case, pursuant to this paragraph, then promptly (but in any event within two (2) Business Days of providing notice to Holders of such change or election) the Company shall either post the Default Settlement Method or such irrevocable election, as the case may be, on its website, issue a press release disclosing the same or disclose the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the Commission.
(iv)    The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:
(A)    if Physical Settlement applies, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (provided that the Company shall deliver cash in lieu of fractional shares as described in Section 13.02(j));
(B)    if Cash Settlement applies, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 consecutive VWAP Trading Days during the related Conversion Reference Period; and
(C)    if Combination Settlement applies, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 25 consecutive VWAP Trading Days during the related Conversion Reference Period.
(v)    The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Conversion Reference Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.
(b)    Subject to Section 13.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay all transfer or similar taxes as set forth in Section 13.02(d) and Section 13.02(e) and (5) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(h) and (ii) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and comply with Section 13.02(b)(3), (4) and (5). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 13 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 14.02. A Holder of a Note may obtain copies of the required Form of Notice of Conversion from the Conversion Agent.
If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
(c)    A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 13.03(b) and

Section 13.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the second Business Day immediately following the last VWAP Trading Day of the Conversion Reference Period, in the case of any other Settlement Method. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, a book-entry transfer of such shares of Common Stock through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.
(d)    In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.
(e)    If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.
(f)    Except as provided in Section 13.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 13.
(g)    Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
(h)    Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted with a Conversion Date occurring after a Regular Record Date but prior to the next Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive, on or, at the Company’s election, before such Interest Payment Date, the full amount of interest payable on such Notes on such Interest Payment Date notwithstanding the conversion. Notes that are converted with a Conversion Date occurring after a Regular Record Date bur prior to the next Interest Payment Date, upon their surrender for such conversion, must be accompanied by funds equal to the amount of interest payable on such Notes so converted on such Interest Payment Date; provided that no such payment shall be required (1) if such Conversion Date is after the Regular Record Date immediately preceding the Maturity Date; (2) for conversions of Notes called (or deemed called) for Optional Redemption for which the Company has specified a Redemption Date that is after such Regular Record Date and on or prior to the second Business Day immediately following such Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or prior to the Business Day immediately following such Interest Payment Date; or (4) to the extent of any Defaulted Amounts and Default Interest, if any Defaulted Amounts or Default Interest exists at the time of conversion with respect to such Notes. Therefore, for the avoidance of doubt, all Holders of record as of the close of business on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date regardless of whether their Notes have been converted following such Regular Record Date.
(i)    The Person in whose name the shares of Common Stock shall be issuable upon conversion shall become the stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last VWAP Trading Day of the relevant Conversion Reference Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.
(j)    The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last VWAP Trading Day of the relevant Conversion Reference Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Conversion Reference Period and any fractional shares remaining after such computation shall be paid in cash.
Section 13.03    Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or a Redemption Notice.
(a)    If (i) (A) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date or (B) the Company delivers a Redemption Notice with respect to any Notes pursuant to Section 15.02 and, in each case, (ii) a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or a Holder of any Notes called for redemption pursuant to such Redemption Notice (including, for the avoidance of doubt, any Notes deemed called for redemption pursuant to the third paragraph of Section 15.02(d)) converts such Notes in connection with such Redemption Notice, as applicable, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as provided below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of an Exempted Fundamental Change or a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change). A conversion of Notes called (or deemed called) for Optional Redemption shall be deemed for these purposes to be “in connection with” the related Redemption Notice if the relevant Conversion Date occurs during the period from, and including, the date of such Redemption Notice to, and including, the close of business on the second Business Day immediately preceding the related Redemption Date.
(b)    Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or a Redemption Notice, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 13.02; provided, however, that if, following a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Effective Date of any Make-Whole Fundamental Change and issue a press release or notice on the Company’s website announcing such Effective Date, or disclose the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the Commission, no later than fifteen days after such Effective Date.
(c)    The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective, or the date of the relevant Redemption Notice, as the case may be (such date, as applicable, the “Effective Date”) and the price paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change or determined with respect to the Optional Redemption, as the case may be (the “Stock Price”). If all holders of the Common Stock receive in exchange for their Common

Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the Fundamental Change definition, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Prices of the Common Stock on the five Trading Days immediately prior to, but not including, the applicable Effective Date. The Company shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 13.04) or Expiration Date (as such term is used in Section 13.04) of the event occurs during such five consecutive Trading Day period.
(d)    The Stock Prices set forth in the first row of the table below (i.e., the column headers) shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted as described in Section 13.04. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 13.04.
(e)    The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 13.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$86.24	$95.00	$107.80	$115.00	$125.00	$140.14	$160.00	$180.00	$200.00	$250.00	$300.00	$400.00	$500.00	$700.00
December 11, 2025	2.3191	1.9641	1.5699	1.3954	1.1946	0.9590	0.7354	0.5744	0.4558	0.2680	0.1638	0.0623	0.0203	0.0000
December 1, 2026	2.3191	1.9641	1.5699	1.3954	1.1888	0.9404	0.7086	0.5446	0.4256	0.2419	0.1434	0.0508	0.0144	0.0000
December 1, 2027	2.3191	1.9641	1.5699	1.3772	1.1503	0.8914	0.6549	0.4917	0.3762	0.2038	0.1155	0.0366	0.0078	0.0000
December 1, 2028	2.3191	1.9641	1.5300	1.3142	1.0743	0.8069	0.5706	0.4137	0.3065	0.1548	0.0824	0.0224	0.0024	0.0000
December 1, 2029	2.3191	1.9641	1.4140	1.1823	0.9314	0.6626	0.4387	0.2996	0.2104	0.0952	0.0461	0.0096	0.0003	0.0000
December 1, 2030	2.3191	1.7865	1.1486	0.9018	0.6509	0.4077	0.2327	0.1407	0.0899	0.0350	0.0152	0.0016	0.0000	0.0000
December 1, 2031	2.3191	1.2499	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

    The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:
(i)    if the Stock Price is between two Stock Price amounts in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;
(ii)    if the Stock Price is in excess of $700.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and
(iii)    if the Stock Price is less than $86.24 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.
Notwithstanding the foregoing, in no event shall the number of Shares of Common Stock issuable upon conversion exceed 11.5955 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 13.04.
    For the avoidance of doubt, if the Company calls less than all of the outstanding Notes for Optional Redemption, then the Notes not selected for Optional Redemption will not be entitled to an increase to the Conversion Rate, pursuant to the provisions above, in connection with such Optional Redemption, except to the extent provided in the third paragraph of Section 15.02(d).
(f)    Nothing in this Section 13.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 13.04 in respect of a Make-Whole Fundamental Change.
Section 13.04    Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 13.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate immediately prior to the event that otherwise would result in an adjustment pursuant to this Section 13.04, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.
(a)    If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’    =    the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;
OS0    =    the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable; and
OS’    =    the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 13.04(a) shall become effective immediately after (x) the open of business on the Ex-Dividend Date for such dividend or distribution or (y) the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 13.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(b)    If the Company distributes to all holders of the Common Stock any rights or warrants (other than rights issued pursuant to a shareholder rights plan) entitling them to purchase, for a period of not more than 45 calendar days after the Ex-Dividend Date of such distribution, shares of the Common Stock at a price per share that is less than the average of the Closing Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate shall be increased based on the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR’    =    the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
OS0    =    the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;
X    =    the total number of shares of Common Stock issuable pursuant to such rights or warrants; and
Y    =    the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
Any increase made under this Section 13.04(b) shall be made successively whenever any such rights or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If any right or warrant described in this Section 13.04(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right or warrant had not been so distributed. If such rights or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.
For purposes of this Section 13.04(b) and for the purpose of Section 13.01(b)(ii)(A), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Closing Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Company.
(c)    If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all holders of the Common Stock, excluding (i) dividends or distributions referred to in Section 13.04(a) or Section 13.04(b), (ii) dividends or distributions paid exclusively in cash, (iii) rights issued pursuant to a shareholder rights plan, except to the extent set forth in Section 13.09, (iv) a distribution in exchange for or upon conversion of the Common Stock pursuant to a Share Exchange Event, as to which Section 13.07 shall apply and (v) Spin-Offs as to which the provisions set forth below in this Section 13.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness or other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR’    =    the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0    =    the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV    =    the fair market value (as determined in good faith by the Company) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.
Any increase made under the portion of this Section 13.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Company determines the “FMV” (as defined above) of any distribution for purposes of this Section 13.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
With respect to an adjustment pursuant to this Section 13.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the Valuation Period;
CR’    =    the Conversion Rate in effect immediately after the close of business on the last Trading Day of the Valuation Period;
FMV0    =    the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definitions of Closing Price and

Trading Day as set forth in Section 1.01, as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and
MP0    =    the average of the Closing Prices of the Common Stock over the Valuation Period.
The increase to the Conversion Rate under the preceding paragraph shall become effective immediately after the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, the references to “10” or “tenth” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date in determining the Conversion Rate as of such Conversion Date and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any VWAP Trading Day that falls within the relevant Conversion Reference Period for such conversion and within the Valuation Period, the references to “10” or “tenth” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day in determining the Conversion Rate as of such VWAP Trading Day.
If any dividend or distribution described in this Section 13.04(c) is declared but not paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
For purposes of this Section 13.04(c) (and subject in all respect to Section 13.09), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.04(c) (and no adjustment to the Conversion Rate under this Section 13.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 13.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any

Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been distributed and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been distributed.
For purposes of Section 13.04(a), Section 13.04(b) and this Section 13.04(c), if any dividend or distribution to which this Section 13.04(c) is applicable also includes one or both of:
(A)    a dividend or distribution of shares of Common Stock to which Section 13.04(a) is applicable (the “Clause A Distribution”); or
(B)    a dividend or distribution of rights, options or warrants to which Section 13.04(b) is applicable (the “Clause B Distribution”), then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 13.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 13.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 13.04(a) and Section 13.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 13.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 13.04(b).
(d)    If any cash dividend or distribution is made to all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,
CR0    =    the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;
CR’    =    the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;
SP0    =    the Closing Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C    =    the amount in cash per share the Company distributes to holders of the Common Stock.
Any increase pursuant to this Section 13.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is declared but not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.
(e)    If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock that is subject to the then applicable tender offer rules under the Exchange Act (other than any odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Prices of the Common Stock over the ten (10) consecutive Trading Days commencing on, and including, the Trading Day next succeeding the last date (such last date, the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, such Expiration Date;
CR’    =    the Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, such Expiration Date;

AC    =    the aggregate value of all cash and any other consideration (as determined in good faith by the Company) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0    =    the number of shares of Common Stock outstanding immediately prior to such Expiration Date (including the shares of Common Stock purchased or exchanged pursuant to such tender or exchange offer);
OS’    =    the number of shares of Common Stock outstanding immediately after such Expiration Date (excluding the shares of Common Stock purchased or exchanged pursuant to such tender or exchange offer); and
SP’    =    the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Days commencing on, and including, the Trading Day next succeeding such Expiration Date.
The increase to the Conversion Rate under this Section 13.04(e) shall become effective immediately after the close of business on the tenth Trading Day immediately following such Expiration Date; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 consecutive Trading Days immediately following, and including, the Trading Day next succeeding such Expiration Date, each reference to “10” or “tenth” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding such Expiration Date to, and including, such Conversion Date in determining the Conversion Rate as of such Conversion Date; and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any VWAP Trading Day that falls within the relevant Conversion Reference Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding such Expiration Date, each reference to “10” or “tenth” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding such Expiration Date to, and including, such VWAP Trading Day in determining the Conversion Rate as of such VWAP Trading Day. If the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.
(f)    Notwithstanding this Section 13.04 or any other provision of this Indenture or the Notes, if, in respect of any conversion of the Notes to which Physical Settlement applies or to which Combination Settlement applies and, on any VWAP Trading Day during the relevant Conversion Reference Period, shares of the Common Stock are deliverable as part of the Daily Settlement Amount for such VWAP Trading Day, any adjustment to the Conversion Rate described in clauses (a), (b), (c), (d) or (e) of this Section 13.04 becomes effective on any Ex-Dividend Date, and the Holder of such Notes would (i) receive shares of the Common Stock in respect of such conversion (in the case of Physical Settlement) or in respect of such VWAP Trading Day (in the case of Combination Settlement) based on an adjusted Conversion Rate and (ii) be a record holder of such shares of Common Stock as of the Record Date for the relevant dividend, distribution or other event giving rise to the adjustment to the Conversion Rate, then, notwithstanding the Conversion Rate adjustment provisions in this Section 13.04, in lieu of receiving shares of Common Stock at such an adjusted Conversion Rate, such Holder shall receive a number of shares of Common Stock based on the unadjusted Conversion Rate and such shares of Common Stock shall participate in the related dividend, distribution or other event giving rise to such adjustment.
(g)    If, in the case of any conversion of a Note, where either (x) Combination Settlement applies and on any VWAP Trading Day during the Conversion Reference Period corresponding to the Conversion Date for such Note, shares of Common Stock are deliverable as part of the Daily Settlement Amount for such VWAP Trading Day or (y) Physical Settlement applies to such conversion, and, in either case:
(i)    the related Record Date for any issuance, dividend or distribution, the Effective Date for any share split or combination or the Expiration Date for any tender or exchange offer by the Company or its Subsidiaries that, in each case, would require an adjustment to the Conversion Rate pursuant to any of clauses (a), (b), (c), (d) or (e) of this Section 13.04 occurs on or prior to such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement);
(ii)    the applicable Conversion Rate for such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement) will not reflect such adjustment; and
(iii)    the shares of Common Stock that the Company shall deliver to the converting Holder for such conversion (in the case of Physical Settlement) or in respect of such VWAP Trading Day (in the case of Combination Settlement) are not entitled to participate in the relevant event (because such shares were not held by such Holder on the related Record Date, Effective Date, Expiration Date or otherwise), then, solely for purposes of such conversion, the Company shall, without duplication, give effect to such adjustment in respect of such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement). In such case, if the date the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company shall delay the settlement of such conversion until the second Business Day after such first date.
(h)    Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in clauses (a), (b), (c), (d) and (e) of this Section 13.04 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (except on account of share combinations, and without limiting the operation of any provision of Section 13.04 providing for the readjustment of the Conversion Rate).
(i)    In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 13.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Company has determined that such increase would be in the Company’s best interest. If the Company makes such a determination, it shall be conclusive. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) in its sole discretion increase the Conversion Rate as the Company deems advisable to avoid or diminish any income tax to holders of the Common Stock or rights to purchase the Common Stock resulting from any dividend or distribution of Common Stock (or rights to acquire such Common Stock) or from any event treated as such for income tax purposes. Whenever the Conversion Rate is increased pursuant to this Section 13.04(i), the Company shall give in writing to the Trustee and the Conversion Agent (if other than the Trustee) and deliver to the Holder of each Note a written notice of the increase no later than the first day on which such increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
(j)    Notwithstanding anything to the contrary in this Article 13, the Conversion Rate shall not be adjusted:
(i)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(ii)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of or assumed by the Company or any of the Company’s Subsidiaries;
(iii)    upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;
(iv)    for a third-party tender offer by any party other than a tender offer by one or more of the Company’s Subsidiaries as described in clause (e) of this Section 13.04 above;
(v)    upon the repurchase of any shares of Common Stock pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described under clause (e) of this Section 13.04 above;
(vi)    for a change in the par value of the Common Stock;
(vii)    upon the conversion or reclassification of any or all of any shares of Class B Common Stock, or any or all of any shares of Class C Common Stock, in each case, into shares of Common Stock; or
(viii)    for accrued and unpaid interest, if any.
(k)    All calculations and other determinations under this Article 13 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. The Company need not adjust the Conversion Rate pursuant to this Section 13.04 unless the adjustment would result in a change of at least 1% in the then-effective Conversion Rate. However, the Company shall carry forward any adjustment that it would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made with respect to the Notes (i) in connection with any subsequent adjustment to the Conversion Rate that (taken together with such carried-forward adjustments) would result in a change of at least 1% in the Conversion Rate, (ii)(x) on the Conversion Date for any Notes (in the case of Physical Settlement) or (y) on each VWAP Trading Day of any Conversion Reference Period related to the conversion of Notes (in the case of Cash Settlement or Combination Settlement), (iii) on the effective date any Fundamental Change or Make-Whole Fundamental Change occurs, (iv) on the date the Company delivers a Redemption Notice for all or any Notes and (v) on September 1, 2031.
(l)    Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
(m)    For purposes of this Section 13.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
Section 13.05    Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Closing Prices, the Daily VWAPs, the Daily Conversion Values or

the Daily Settlement Amounts over a span of multiple days (including a Conversion Reference Period and the period, if any, for determining the Stock Price for purposes of a Make-Whole Fundamental Change or a Redemption Notice), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Closing Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.
Section 13.06    Shares to Be Fully Paid, Etc. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable). The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will use commercially reasonable efforts to list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.
Section 13.07    Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.
(a)    In the case of:
(i)    any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),
(ii)    any consolidation, merger, binding share exchange or combination involving the Company, or
(iii)    any sale, lease or other conveyance to another Person or entity of all or substantially all of the Company’s assets, in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event,” and such stock, other securities, other property or assets, the “Reference Property,” and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such Share Exchange Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property) a “Reference Property Unit”), then, at and after the effective time of such Share Exchange Event, (A) the Company or the successor or acquiring company, as the case may be, will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes, as set forth in Section 13.02 and the consideration due upon conversion of any Note, and the conditions to any such conversion, shall be determined in the same manner as if each reference to any number of shares of Common

Stock in Article 13 (or in any related definitions or provisions) were instead a reference to the same number of Reference Property Units; (B) the Daily VWAP shall be calculated based on the value of a Reference Property Unit; (C) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” the term “Common Stock” shall be deemed to mean Common Equity (or depositary receipts or other interests in respect of Common Equity), if any, forming part of such Reference Property; and (D) for purposes of Article 15, each reference to any number of shares of Common Stock in Article 15 (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units. In addition, prior to or at the effective time of such Share Exchange Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(c) providing that the Notes will be convertible as described in this Section 13.07.
If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the composition of the Reference Property Unit shall be deemed to be the weighted average of the types and amounts of consideration actually received by all holders of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the weighted average as soon as practicable after such determination is made. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs on or after the effective date of such Share Exchange Event (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 13.03), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (ii) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on or before the second Business Day immediately following the relevant Conversion Date.
Such supplemental indenture providing that the Notes will be convertible as described in the second immediately preceding paragraph shall, to the extent applicable, also provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 13. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Company shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the repurchase rights set forth in Article 14.
(b)    When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 13.07, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a Reference Property Unit after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver or cause to be delivered notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
(c)    The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 13.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 13.01 and Section 13.02 prior to the effective date of such Share Exchange Event.
(d)    The above provisions of this Section shall similarly apply to successive Share Exchange Events.
(e)    For the avoidance of doubt, the conversion or reclassification of any or all of any shares of Class B Common Stock, or any or all of any shares of Class C Common Stock, in each case, into shares of Common Stock in one or more transactions will not constitute a Share Exchange Event.
Section 13.08    Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 13. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 13.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by

Section 13.01(b) has occurred until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 13.01(b), on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent promptly after the occurrence of any such event or at such other times as shall be provided for in Section 13.01(b). Neither the Trustee nor the Conversion Agent shall have any obligation to make any calculation or to determine whether the Notes may be surrendered for conversion pursuant to this Indenture, or to notify the Company or, subject to the applicable procedures thereof, the Depositary or any of the Holders if the Notes have become convertible pursuant to the terms of this Indenture, or to otherwise independently determine or verify if any Fundamental Change, Make-Whole Fundamental Change, Share Exchange Event, Trigger Event, or any other event has occurred or notify the Holders of any such event. Neither the Trustee nor the Conversion Agent shall have any responsibility or liability for any act or omission of any designated financial institution described in Section 13.10.
Section 13.09    Stockholder Rights Plans. To the extent that the Company has a stockholder rights plan in effect upon conversion of the Notes into Common Stock, a Holder who converts Notes shall receive, in addition to the Common Stock, the rights under the rights plan (and the certificates representing the Common Stock upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time), unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock Distributed Property as described in Section 13.04(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. A further adjustment shall occur as described in Section 13.04(c) if such rights become exercisable to purchase different securities, evidences of indebtedness or assets or property, subject to readjustment in the event of the expiration, termination or redemption of such rights. Notwithstanding anything to the contrary, the adoption or distribution of rights pursuant to a rights plan will not result in an adjustment to the Conversion Rate pursuant to Section 13.04 or this Section 13.09 except to the extent described in the preceding two sentences.
Section 13.10    Exchange in Lieu of Conversion.
(a)    When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to deliver, on or prior to the Trading Day immediately following the Conversion Date, such Notes to one or more financial institutions designated by the Company (each, a “Designated Financial Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Designated Financial Institution(s) must agree to timely pay and/or deliver, as the case may be, in exchange for such Notes, the cash, shares of Common Stock or combination thereof that would otherwise be due upon conversion pursuant to Section 13.02 or such other amount agreed to by the Holder and the Designated Financial Institution(s) (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company will, by the close of business on the Trading Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder surrendering Notes for conversion that the Company has made the Exchange Election, and the Company will promptly notify the Designated Financial Institution(s) of the relevant deadline for delivery of the Conversion

Consideration and the type of Conversion Consideration to be paid and/or delivered, as the case may be.
(b)    Any Notes delivered to the Designated Financial Institution(s) will remain outstanding, subject to the applicable procedures of the Depositary. If the Designated Financial Institution(s) agree(s) to accept any Notes for exchange but does not timely pay and/or deliver, as the case may be, the related Conversion Consideration, or if such Designated Financial Institution(s) does not accept the Notes for exchange, the Company will pay and/or deliver, as the case may be, the relevant Conversion Consideration, as, and at the time, required pursuant to this Indenture as if the Company had not made the Exchange Election.
(c)    The Company’s designation of any Designated Financial Institution(s) to which the Notes may be submitted for exchange does not require such Designated Financial Institution(s) to accept any Notes.
ARTICLE 14
Repurchase of Notes at Option of Holders
Section 14.01    Repurchase at Option of Holders Upon a Fundamental Change.
(a)    If a Fundamental Change occurs prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is no less than 20 and no more than 35 Business Days after the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest thereon to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay, on or, at the Company’s election, before such Interest Payment Date, the full amount of such accrued and unpaid interest due on such Interest Payment Date to Holders of record as of the close of business on such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 14. The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Company to comply with any change in applicable law after the date of this Indenture.
(b)    Repurchases of Notes under this Section 14.01 shall be made, at the option of the Holder thereof, upon:
(i)    delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and
(ii)    delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.
The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:
(i)    if Physical Notes have been issued, the certificate numbers of the Notes to be delivered for repurchase;
(ii)    the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
(iii)    that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;
provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 14.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 14.02 prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date.
The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
(c)    No later than 20 calendar days after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee), a notice in writing (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof and the procedures that each Holder of a Note must follow to require the Company to repurchase such Note. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Company Notice shall specify:
(i)    the events causing the Fundamental Change;

(ii)    the date of the Fundamental Change;
(iii)    the last date on which a Holder may exercise the repurchase right pursuant to this Article 14;
(iv)    the Fundamental Change Repurchase Price;
(v)    the Fundamental Change Repurchase Date;
(vi)    the name and address of the Paying Agent and the Conversion Agent, if applicable;
(vii)    the Conversion Rate and, if applicable, any adjustments to the Conversion Rate;
(viii)    that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and
(ix)    the procedures that Holders must follow to require the Company to repurchase their Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 14.01.
At the Company’s written request, given at least three (3) days before such notice is to be sent (or such shorter period as shall be acceptable to the Trustee) the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.
(d)    Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
(e)    Notwithstanding anything to the contrary in this Indenture, the Company shall be deemed to satisfy its obligations to repurchase Notes upon a Fundamental Change pursuant to this Article 14 if one or more third parties conduct the repurchase offer and repurchase Notes surrendered for repurchase in a manner that would have satisfied the Company’s obligations to do the same if conducted directly by the Company.
(f)    Notwithstanding anything to the contrary in this Indenture, the Company shall not be required to send a Fundamental Change Company Notice, or offer to repurchase or repurchase any Notes pursuant to this Article 14, in connection with a Fundamental Change occurring pursuant to clause (b)(i) or (b)(ii) (or pursuant to clause (a) that also constitutes a Fundamental Change pursuant to clause (b)(i) or (b)(ii)) of the definition thereof, if:
(i)    such Fundamental Change constitutes a Share Exchange Event for which the resulting Reference Property consists entirely of cash in U.S. dollars;
(ii)    immediately after such Fundamental Change, the Notes become convertible (pursuant to the provisions described in Section 13.07 and, if applicable, Section 13.03) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 principal amount of Notes (calculated assuming a Fundamental Change Repurchase Date that results in a Fundamental Change Repurchase Price that includes the maximum amount of accrued interest); and
(iii)    the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 13.01(b)(iii).
Section 14.02    Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 14.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
(a)    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,
(b)    if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and
(c)    the principal amount of such Note, if any, that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are Global Notes, the notice of withdrawal must comply with appropriate procedures of the Depositary.
Section 14.03    Deposit of Fundamental Change Repurchase Price.
(a)    The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 14.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 14.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
(b)    If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, immediately after the Fundamental Change Repurchase Date (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate, other than the right to receive the Fundamental Change Repurchase Price and, if applicable, accrued and unpaid interest, upon book-entry transfer of such Notes or delivery of such Notes to the Trustee or Paying Agent.
(c)    Upon surrender of a Note that is to be repurchased in part pursuant to Section 14.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.
Section 14.04    Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:
(a)    comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;
(b)    file a Schedule TO or any other required schedule under the Exchange Act; and
(c)    otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;
in each case, so as to permit the rights and obligations under this Article 14 to be exercised in the time and in the manner specified in this Article 14.

ARTICLE 15
Optional Redemption
Section 15.01    Optional Redemption. No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Company prior to December 5, 2028. On or after December 5, 2028, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the Notes (subject to the Partial Redemption Limitation), at the Company’s option, on a Redemption Date occurring on or after December 5, 2028 and before the 26th Scheduled Trading Day before the Maturity Date, at the Redemption Price, but only if (i) the Notes are Freely Tradable as of the date on which the Company sends the related Redemption Notice, unless a Redemption Cash Settlement Election applies, and all accrued and unpaid Additional Interest, if any, has been paid in full as of the most recent Interest Payment Date occurring on or before the date on which the Company sends such Redemption Notice; and (ii) the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect for each of at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the date on which the Company provides the Redemption Notice in accordance with Section 15.02, during the 30 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date on which the Company provides such Redemption Notice in accordance with Section 15.02. The Trustee shall have no liability or responsibility for determining whether the conditions to an Optional Redemption have been met. For purposes of the second immediately preceding sentence, a “Redemption Cash Settlement Election” shall apply, if, in accordance with Section 13.02(a), the Company elects to settle all conversions of called (or deemed called) Notes with a Conversion Date that occurs on or after the date the Company issues a Redemption Notice and on or before the Scheduled Trading Day immediately preceding the related Redemption Date by Cash Settlement.
Section 15.02    Notice of Optional Redemption; Selection of Notes.
(a)    If the Company exercises its Optional Redemption right to redeem all or any part of the Notes pursuant to Section 15.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 38 Scheduled Trading Days (or, if the Company is relying on the second proviso to this sentence, 13 calendar days) prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 35 nor more than 50 Scheduled Trading Days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee); provided further, that if, in accordance with Section 13.02, the Company elects to settle all conversions with a Conversion Date that occurs on or after the date on which the Company provides the Redemption Notice and on or before the second Business Day immediately preceding the relevant Redemption Date by Physical Settlement, then the Company may instead provide such Redemption Notice no less than 10 nor more than 60 calendar days before the Redemption Date. The Redemption Date must be a Business Day. Upon surrender of a Note that is to be redeemed in part pursuant to this Article 15, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in principal amount equal to the unredeemed portion of the Note surrendered.
(b)    A Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such Redemption Notice. In any case, failure to send such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. A Redemption Notice, once sent, shall be irrevocable.
(c)    Each Redemption Notice shall specify:
(i)    the Redemption Date;
(ii)    the Redemption Price;
(iii)    that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date (except, if applicable, as provided in the parenthetical in the definition of Redemption Price);
(iv)    that Holders of Notes called for Optional Redemption (or deemed called for Optional Redemption pursuant to the third paragraph of Section 15.02(d)) may surrender their Notes for conversion at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date;
(v)    the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Dollar Amount (if applicable) for Conversion Dates occurring during the period set forth in Section 13.01(b)(v);
(vi)    the place or places where such Notes are to be surrendered for payment of the Redemption Price;
(vii)    the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate pursuant to Section 13.03;
(viii)    the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and
(ix)    in case the Notes are to be redeemed in part only, that upon surrender of any Note to be redeemed in part, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.
(d)    If the Company elects to redeem fewer than all of the outstanding Notes, at least $100,000,000 aggregate principal amount of Notes must be outstanding and not subject to Optional Redemption as of, and after giving effect to, delivery of the relevant Redemption Notice (such requirement, the “Partial Redemption Limitation”). If the Company is to redeem fewer than all of the outstanding Notes and the Notes to be redeemed are Global Notes, the Notes or portions thereof to be redeemed shall be selected by the Depositary in accordance with the applicable procedures of the Depositary. If the Company is to redeem fewer than all of the outstanding Notes and the Notes to be redeemed are not Global Notes, the Trustee shall select the Notes or portions thereof to be redeemed on a pro rata basis; provided that, in each case, Notes will be selected for Optional Redemption only in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof.
(e)    If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed to be from the portion selected for Optional Redemption. In the event of any redemption in part, the Company shall not be required to register the transfer of or exchange for other Notes any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.
If the Company elects to call fewer than all of the outstanding Notes for Optional Redemption, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the close of business on the twenty-seventh (27th) Scheduled Trading Day (or, if, pursuant to the second proviso of the first sentence of Section 15.02, the Company irrevocably elects Physical Settlement for all conversions with a Conversion Date that occurs on or after the date the Company sends the related Redemption Notice and on or before the second Business Day immediately preceding the related Redemption Date, the eighth (8th) calendar day) immediately preceding the relevant Redemption Date, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Optional Redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on the second Business Day immediately preceding such Redemption Date, and each such conversion shall be deemed to be of a Note called for redemption for purposes of this Article 15, Section 13.01(b)(v) and Section 13.03.
Section 15.03    Payment of Notes Called for Redemption.
(a)    If any Redemption Notice has been given in respect of the Notes in accordance with Section 15.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.
(b)    Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds deposited pursuant to Section 4.04 in excess of the Redemption Price.
Section 15.04    Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption

Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).
ARTICLE 16
Miscellaneous Provisions
Section 16.01    Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
Section 16.02    Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of a Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of such Guarantor.
Section 16.03    Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be sufficient if in writing and in English and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission in PDF form. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company or any Guarantor shall be deemed to have been sufficiently given or made for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company or the relevant Guarantor, as the case may be, with the Trustee) to CoreWeave, Inc., 290 W. Mt. Pleasant Avenue, Suite 4100, Livingston, New Jersey, 07039, Attention: General Counsel, with a copy (which copy shall not constitute notice) to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, Attention: Caitlin L. Wood; Michael Kaplan; Hillary Coleman. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, when received by the Trustee, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format, whether by mail or electronically, upon actual receipt by the Trustee.
The Trustee, by notice to the Company and the Guarantors, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed; provided that notices given to Holders of Global Notes may be given through the facilities of the Depositary or any successor depositary, and any notice given in such manner will be deemed to have been given in writing. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed; provided that notice to the Trustee and the Conversion Agent shall be deemed given upon actual receipt by the Trustee or the Conversion Agent, as applicable.
Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 16.04    Governing Law; Jurisdiction. THIS INDENTURE, THE GUARANTEES AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE GUARANTEES AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Each of the Company and each Guarantor irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Guarantees or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.
Each of the Company and each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
Section 16.05    Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture (other than the initial application for authentication of Notes and other than to the extent specified in Section 2.06), the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture.
Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture and whether or not all conditions precedent to such action have been complied with; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and all conditions precedent are complied with.
Section 16.06    Legal Holidays. In any case where any Interest Payment Date, the Maturity Date, any Fundamental Change Repurchase Date, any Redemption Date or any settlement date falls on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such Interest Payment Date, Maturity Date, Fundamental Change Repurchase Date, Redemption Date or settlement date, as the case may be, to that next succeeding Business Day.
Section 16.07    No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
Section 16.08    Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 16.09    Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 16.10    Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.07, Section 2.08, Section 10.04 and Section 14.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.
Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 16.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.
Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.
The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 16.10 shall be applicable to any authenticating agent.
If an authenticating agent is appointed pursuant to this Section 16.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
__________________________,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.
By: ____________________
Authorized Signatory
Section 16.11    Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute effective execution and delivery of this Indenture as to the other parties hereto and shall be deemed to be their original signatures for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Company and the Guarantors each agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 16.12    Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
Section 16.13    Waiver of Jury Trial. EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 16.14    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, pandemics, epidemics, quarantine restrictions, recognized public emergencies, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 16.15    Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Indenture and the Notes. The Trustee, Paying Agent, Conversion Agent and Registrar shall have no liability or responsibility for any calculations or any information in connection with such calculations or to verify the Company’s calculations. These calculations include, but are not limited to, determinations of the Closing Prices and/or Daily VWAPs of the Common Stock, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes, Additional Interest that may accrue on the Notes, the Conversion Rate of the Notes, the Redemption Price, Stock Price, the Trading Price of the Notes, the Last Reported Sale Price, the Daily Settlement Amounts, and the amount of consideration deliverable in respect of any conversions. The Company shall make all of these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. Upon request from the Trustee or the Conversion Agent, the Company shall provide a schedule of its calculations to the Trustee or the Conversion Agent, as the case may be, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Company will forward, or cause the Trustee to forward, the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.
Section 16.16    Applicable Law. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, the Company agrees to provide to the Trustee upon its reasonable request from time to time such identifying information and documentation as may be available to the Company in order to enable the Trustee to comply with Applicable Law.
Section 16.17    Tax Matters. Notwithstanding any other provision of this Indenture, if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of a Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on the Notes (or any payments on the Common Stock) to, sales proceeds received by, or other funds or assets of, such Holder or beneficial owner. The Company shall give the Trustee notice of the set off of any such payments.
ARTICLE 17
Guarantees
Section 17.01    Guarantees.
(a)    Generally. By its execution of this Indenture (or any amended or supplemental indenture pursuant to Section 10.01(a) or Section 10.01(b)), each Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that such Guarantor is providing its Guarantee for good and valuable consideration, including such substantial benefits. Subject to this Article 17, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, on a senior unsecured basis, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that:
(i)    the principal of, any interest on, and any consideration due upon conversion of, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, on a Fundamental Change Repurchase Date, upon Optional Redemption or otherwise, and interest on the overdue principal of, any interest on, or any consideration due upon conversion of, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes, will be promptly paid or delivered in full or performed, as applicable, in each case in accordance with this Indenture and the Notes; and
(ii)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, on a Fundamental Change Repurchase Date, upon Optional Redemption or otherwise,
(collectively, the “Guaranteed Obligations”), in each case subject to Section 17.03.
Upon the failure of any payment when due of any amount so guaranteed, and upon the failure of any performance so guaranteed, for whatever reason, Guarantors will be jointly and severally obligated to pay or perform, as applicable, the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)    Guarantee Is Unconditional; Waiver of Diligence, Presentment, Etc. Each Guarantor agrees that its Guarantee of the Guaranteed Obligations is unconditional, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Indenture and the Notes.
(c)    Reinstatement of Guarantee Upon Return of Payments. If any Holder or the Trustee is required by any court or otherwise to return, to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any consideration paid or delivered by the Company or the Guarantors to such Holder or the Trustee, then each Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(d)    Subrogation. Each Guarantor agrees that any right of subrogation, reimbursement or contribution it may have in relation to the Holders or in respect of any Guaranteed Obligations will be subordinated to, and will not be enforceable until payment in full of, all Guaranteed Obligations. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (ii) if any Guaranteed Obligations are accelerated pursuant to Article 6, then such Guaranteed Obligations will, whether or not due and payable, immediately become due and payable by the Guarantors. Each Guarantor will have the right to seek contribution from any non-paying Guarantor, but only if the exercise of such right does not impair the rights of the Holders under any Guarantee.
Section 17.02    Limitation on Guarantor Liability. Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance, fraudulent transfer or unjust preference under Title 11 of the United States Code (or similar federal or state law for the relief of debtors) or any comparable provision of foreign, state or provincial law to comply with corporate benefit, financial assistance and other laws, and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

Section 17.03    Execution and Delivery of Guarantee. The execution by each Guarantor of this Indenture (or an amended or supplemental indenture pursuant to Section 10.01(b) or Section 17.05) evidences the Guarantee of such Guarantor, and the delivery of any Note by the Trustee after its authentication constitutes due delivery of each Guarantee on behalf of each Guarantor. A Guarantee’s validity will not be affected by the failure of any Officer of a Guarantor executing this Indenture or any such amended or supplemental indenture on such Guarantor’s behalf to hold, at the time any Note is authenticated, the same or any other office at such Guarantor, and each Guarantee will be valid and enforceable even if no notation, certificate or other instrument is set upon or attached to, or otherwise executed and delivered to the Holder of, any Note.
Section 17.04    When Guarantors May Merge, Etc.
(a)    Generally. No Guarantor may consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets, in one or a series of related transactions, to any Person (a “Guarantor Business Combination Event”), unless:
(i)    (1) the other Person is the Company or any Guarantor or becomes a Guarantor concurrently with the Guarantor Business Combination Event; or either (x) the Company is, or a Guarantor is, the continuing Person or (y) the resulting, surviving or transferee Person (the “Successor Guarantor Entity”) expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Guarantor Business Combination Event, a supplemental indenture) all of such Guarantor’s obligations under the Notes and this Indenture; and (2) immediately after giving effect to the Guarantor Business Combination Event, no Event of Default shall have occurred and be continuing; or
(ii)    the Guarantor Business Combination Event constitutes a sale, disposition or transfer of the Guarantor or the conveyance, transfer or lease of all or substantially all of the assets of the Guarantor (in each case other than to the Company or any Guarantor) otherwise not prohibited by this Indenture.
Notwithstanding any other provision of this Section 17.04(a), (x) any Guarantor may (A) consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to another Guarantor or the Company, (B) consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Guarantor, reincorporating the Guarantor in another jurisdiction, or changing the legal form of the Guarantor, (C) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, (D) liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company and (E) complete any Permitted Tax Restructuring and (y) no Person shall be required to Guarantee the Notes (and no Guarantor Business Combination Event shall be prohibited as a result thereof) if the resulting, surviving or transferee Person is not a Wholly Owned Subsidiary of the Company’s or is not required to become a guarantor (including by assumption of the obligations of a guarantor) under the Existing Senior Notes. Notwithstanding anything to the contrary in this Section 17.04, the Company may contribute Capital Stock of any or all of its Subsidiaries to any Guarantor.

(b)    Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Guarantor Business Combination Event, the Company or the applicable Guarantor will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Guarantor Business Combination Event (and, if applicable, the related supplemental indenture) complies with Section 17.04(a); and (ii) all conditions precedent to such Guarantor Business Combination Event provided in this Indenture have been satisfied.
(c)    Successor Corporation Substituted. At the effective time of any Guarantor Business Combination Event that complies with Section 17.04(a) and Section 17.04(b), the Successor Guarantor Entity (if not the applicable Guarantor) will succeed to, and may exercise every right and power of, such Guarantor under this Indenture and the Notes with the same effect as if such Successor Guarantor Entity had been named as a Guarantor in this Indenture and the Notes, and, except in the case of a lease, the predecessor Guarantor will be discharged from its obligations under this Indenture and the Notes.
Section 17.05    Future Guarantors. If, after the date of this Indenture, any Wholly Owned Subsidiary of the Company that is not already a Guarantor of the Notes guarantees the Company’s Existing Senior Notes, then the Company will, as soon as reasonably practicable but no later than twenty (20) days after such entity guarantees the Company’s Existing Senior Notes, cause such Wholly Owned Subsidiary to execute an amended or supplemental indenture pursuant to Section 10.01(a) causing such Wholly Owned Subsidiary to become a Guarantor under this Indenture. The form of such supplemental indenture is attached as Exhibit B hereto.
Section 17.06    Application of Certain Provisions to the Guarantors.
(a)    Officer’s Certificates and Opinions of Counsel. Upon any request or application by any Guarantor to the Trustee to take any action under this Indenture, the Trustee will be entitled to receive an Officer’s Certificate and an Opinion of Counsel pursuant to Section 16.05 with the same effect as if each reference to the Company in Section 16.05 or in the definitions of “Officer,” “Officer’s Certificate” or “Opinion of Counsel” were instead a reference to such Guarantor.
(b)    Company Order. A Company Order may be given by any Guarantor with the same effect as if each reference to the Company in the definitions of “Company Order” or “Officer” were instead a reference to such Guarantor.
Section 17.07    Discharge of Guarantees and Release of Guarantors.
(a)    The Guarantee of any Guarantor shall be automatically released and such Guarantor’s obligations under such Guarantee and this Indenture shall be automatically released and discharged without notice to any Holders of the Notes, and, in each case, be of no future force and effect, and such Guarantor will no longer be deemed to be a Guarantor under this Indenture:
(i)    upon a sale, exchange, transfer or other disposition (including by way of merger, amalgamation, consolidation, dividend, distribution or otherwise) of the Capital Stock of such Guarantor or the sale, exchange, transfer or other disposition of all or substantially all of the assets of the Guarantor to a Person other than to the Company or a Guarantor and as otherwise not prohibited by this Indenture;

(ii)    when the terms of discharge pursuant to Article 3 are satisfied;
(iii)    at such time as such Guarantor no longer guarantees the Existing Senior Notes;
(iv)    upon the merger, amalgamation or consolidation of any Guarantor with and into the Company or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with Section 17.04;
(v)    at such time as none of the Existing Senior Notes are outstanding; or
(vi)    in accordance with Article 10.
(b)    At the written request of the Company in an Officer’s Certificate, the Trustee will execute and deliver (at the Company’s expense) such instruments as are reasonably requested to evidence the release of such Guarantor pursuant to this Section 17.07.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

COREWEAVE, INC.
By:	/s/ Michael Intrator
Name: Michael Intrator
Title: Chief Executive Officer

COREWEAVE CASH MANAGEMENT LLC, as Guarantor
By:	/s/ Michael Intrator
Name: Michael Intrator
Title: President and Secretary

COREWEAVE DEBT HOLDCO I, LLC, as Guarantor
By:	/s/ Michael Intrator
Name: Michael Intrator
Title: President and Chief Executive Officer

WEIGHTS AND BIASES, LLC, as Guarantor
By:	/s/ Michael Intrator
Name: Michael Intrator
Title: President and Chief Executive Officer

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Christopher J. Grell
Name: Christopher J. Grell
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A
[FORM OF FACE OF NOTE]
[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]
[THIS SECURITY AND THE CLASS A COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2) AGREES FOR THE BENEFIT OF COREWEAVE, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM, OR ANY TRANSACTIONS NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.1]
1    This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.06 of the within-mentioned Indenture.

CoreWeave, Inc.

1.75% Convertible Senior Note due 2031
No. [_____]    [Initially]2 $[_________]
CUSIP No. [_______] [Insert for a “restricted” CUSIP number: 3]
ISIN No. [_______] [Insert for a “restricted” CUSIP number: [2]]
CoreWeave, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]4 [_______]5, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]6 [of $[_______]]7, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $2,587,500,000 in aggregate at any time[, in accordance with the rules and procedures of the Depositary], on December 1, 2031, and interest thereon as set forth below.
This Note shall bear interest at the rate of 1.75% per year from [_____], 20[__], or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until December 1, 2031. Interest is payable semi-annually in arrears on each June 1 and December 1, commencing on June 1, 2026, to Holders of record at the close of business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture.
Any Defaulted Amounts shall accrue Default Interest, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts and such Default Interest shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.
Any reference to interest on, or in respect of, any Note therein shall be deemed to include Default Interest and/or Additional Interest if, in such context, Default Interest and/or Additional Interest is, was or would be payable pursuant to any of such Section 2.03(c), Section 4.06(d), Section 4.06(e) or Section 6.03, and, unless the context otherwise requires, any express mention of Default Interest, Additional Interest and/or interest thereon in any provision hereof shall not be construed as excluding Default Interest, Additional Interest and/or interest thereon in those provisions hereof where such express mention is not made.
2    Include if a global note.
3    This Note will be deemed to be identified by CUSIP No. [_______] and ISIN No. [_______] from and after such time when the Company delivers, pursuant to Section 2.06 of the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to this Note.
4    Include if a global note.
5    Include if a physical note.
6    Include if a global note.
7    Include if a physical note.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its Corporate Trust Office in the United States of America, as a place where Notes may be presented for payment or for registration of transfer and exchange.
Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.
In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

COREWEAVE, INC.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]
CoreWeave, Inc.
1.75% Convertible Senior Note due 2031
This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.75% Convertible Senior Notes due 2031 (the “Notes”), limited to the aggregate principal amount of $2,587,500,000 all issued or to be issued under and pursuant to an Indenture dated as of December 11, 2025 (the “Indenture”), among the Company, the Guarantors and U.S. Bank Trust Company, National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantors and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.
The Company’s obligations under the Indenture and the Notes are fully and unconditionally guaranteed by the Guarantors as provided in Article 17 of the Indenture.
In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 30% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on the Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
The Indenture contains provisions permitting the Company, the Guarantors and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture, the Guarantees and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
No reference herein to the Indenture and no provision of this Note, of any Guarantee or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.
The Notes shall be redeemable at the Company’s option on or after December 5, 2028 in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Notes.
Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

SCHEDULE A8
SCHEDULE OF EXCHANGES OF NOTES

CoreWeave, Inc.
1.75% Convertible Senior Notes due 2031
The initial principal amount of this Global Note is [_______] DOLLARS ($[_________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

8    Include if a global note.

ATTACHMENT 1
[FORM OF NOTICE OF CONVERSION]
CoreWeave, Inc.
1.75% Convertible Senior Notes due 2031
To: U.S. Bank Trust Company, National Association
The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 13.02(d) and Section 13.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
Dated:    _____________________    ________________________________
    ________________________________
    Signature(s)
___________________________
Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.
Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:
_________________________
(Name)
1

_________________________
(Street Address)
_________________________
(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all): $______,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.
_________________________
Social Security or Other Taxpayer Identification Number

2

ATTACHMENT 2
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
CoreWeave, Inc.
1.75% Convertible Senior Notes due 2031
To: U.S. Bank Trust Company, National Association
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from CoreWeave, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 14.01 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:
Dated:    _____________________
    ________________________________
    Signature(s)

_________________________
Social Security or Other Taxpayer Identification Number
Principal amount to be repaid (if less than all): $______,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.
1

ATTACHMENT 3
[FORM OF ASSIGNMENT AND TRANSFER]
CoreWeave, Inc.
1.75% Convertible Senior Notes due 2031
For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:
□    To CoreWeave, Inc. or a subsidiary thereof; or
□    Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
□    Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
□    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended (if available), or any other available exemption from, or transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.
1

Dated: ________________________
_____________________________________
_____________________________________
Signature(s)
_____________________________________
Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.
NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.
2

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY FUTURE GUARANTORS
[_____] SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of [__________], 20[__] by and among [_______________] (the “Guaranteeing Subsidiary”), CoreWeave, Inc., a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association, a national banking association, as Trustee (the “Trustee”) under the Indenture referred to below.
W I T N E S S E T H
WHEREAS, each of the Company, the Guarantors and the Trustee have heretofore executed and delivered to the Trustee an indenture, dated as of December 11, 2025 (as further amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $2,587,500,000 of the Company’s 1.75% Convertible Senior Notes due 2031 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Company’s Guaranteed Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
WHEREAS, pursuant to Section 10.01(a) of the Indenture, the Company, any Guarantor and the Trustee are authorized to execute and deliver a supplemental indenture to add additional Guarantors, without the consent of any Holder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
ARTICLE I
Definitions
Section 1.1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE II
Agreement To Be Bound; Guarantee

Section 2.1.    Agreement to be Bound. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.
Section 2.2.    Guarantee. The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully and unconditionally Guarantee to each Holder and the Trustee the Guaranteed Obligations pursuant to Article 17 of the Indenture.
Section 2.3.    Termination, Release and Discharge. The Guaranteeing Subsidiary’s Guarantee shall terminate and be of no further force or effect, and the Guaranteeing Subsidiary shall be released and discharged of all obligations in respect of such Guarantee, as and when provided in the Indenture.
ARTICLE III
Miscellaneous
Section 3.1.    Notices. All notices and other communications to the Guaranteeing Subsidiary shall be given as provided in the Indenture to the Guaranteeing Subsidiary, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.
[INSERT ADDRESS]
Section 3.2.    Merger and Consolidation. The Guaranteeing Subsidiary shall not engage in a Guarantor Business Combination Event except in accordance with Section 17.04 of the Indenture.
Section 3.3.    Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
Section 3.4.    Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 3.5.    Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 3.6.    Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 3.7.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note heretofore or hereafter authenticated and delivered shall be bound hereby.
Section 3.8.    The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.
Section 3.9.    Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute effective execution and delivery hereof as to the other parties hereto and shall be deemed to be their original signatures for all purposes.
Section 3.10.    Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.
Section 3.11.    Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[ADDITIONAL GUARANTOR], as Additional Guarantor
By:_______________________________
Name:
Title:

COREWEAVE, INC.
By:_______________________________
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:_______________________________
Name:
Title: